Exhibit 10.19

XXXXXXX

MASTER RESELLER AGREEMENT

This Master Reseller Agreement (“Agreement”), effective on the date of the last signature below ("Effective Date), between COMPANY, on behalf of itself and its Affiliates (collectively), and the business partner identified below ("Business Partner''}, consists of the Terms and Conditions, Exhibits, and Product Schedule(s) and License(s) ("Product Schedule(s)"}. This Agreement governs all Business Partner Products described on a Product Schedule, and licensed by COMPANY from Business Partner during the Term for distribution to COMPANY Customers, with or without integration with COMPANY Product (defined herein). All Terms and Conditions, Exhibits, and Product Schedules indicated below as "included” are incorporated by reference into this Agreement.

WHEREAS Business Partner has been granted patents relating to systems, methods, and devices for exchanging medical data and related information across a network. BEAM is a subscription service as defined herein “Subscription Service”) to allow users access to a certain proprietary network through a computer program in order to exchange studies, medical data, and information between healthcare entities; and

WHEREAS, MTI desires to acquire a right and license to use and market such computer program and documentation and to resell the Subscription Service to users; and

WHEREAS, Business Partner is willing to grant such rights and licenses, and to perform certain duties with respect to the computer program and documentation and MTI is willing to accept such license and the performance of such duties on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Agreement, the parties hereby agree as follows:

This Agreement commences on the Effective Date and continues in full force and effect for a period of three year(s} ("Initial Term"), unless earlier terminated in accordance with this Agreement. Thereafter, this Agreement will automatically renew for successive terms of one year each ("Renewal Terms ) (collectively, the Initial Term and all Renewal Terms will constitute the "Term") unless either party elects not to renew this Agreement pursuant to Section 4.2 of the Terms and Conditions.

In accordance with the section labeled "Escalation of Dispute•, the parties designate the following positions for the purposes of escalating a Dispute (as that term is defined herein):

COMPANY	Business Partner	Time After Dispute Notice
Product Manager	VP. Product Management	Immediate
Executive Dir, Product Mgmt.	Chief Technology Officer	15 days
VP, Diagnostic Imaging Product Management	President and CEO	25 days

The territory for this Agreement is the United States (excluding US government) and Canada ("Territory").

The parties agree that the Territory may be amended from time to time by mutual written agreement.

EXHIBITS AND BUSINESS PARTNER PRODUCT SCHEDULES		INCLUDED
(as of Effective Date)
Exhibit A -	Definitions	Yes X	No0
Exhibit 8-	Software Level Standards	Yes X	No0
Exhibit C1 -	HIPAA Business Associate Obligations	Yes X	No0
Exhibit C2 -	Personal Information Protection Agreement	Yes X	No0
Exhibit D -	Reserved	Yes X	No0

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Exhibit E -	Medical Device Obligations	Yes X	No0
Exhibit F -	Joint Marketing, Training and Channel Management	Yes X	No0
Exhibit G -	Trademark license	Yes X	No0
Exhibit H -	COMPANY Travel Policy Guidelines	Yes X	No 0
Exhibit I -	BEAM Terms of Use	Yes X	No0
Exhibit J -	Product Schedule, Software, and Saas Subscription Terms	Yes X	No0
Exhibit K -	Product Pricing and Fees

Business Partner Address

OneMedNet Corporation

LaVista Road, Suite 200

Tucker. GA 30084

Attn• President and CEO

Copy: VP, Sales and Marketing

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TERMS AND CONDITIONS

SECTION 1: DEFINITIONS

Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in the Terms and Conditions, an Exhibit, or a Product Schedule have the meanings set forth in Exhibit A

SECTION 2: BUSINESS PARTNER PRODUCT SCHEDULES

Business Partner Product Schedules. COMPANY may purchase or license one or more Business Partner Products from Business Partner through Product Schedule(s) attached hereto as Exhibit K. Additional Business Partner Products may be added through an amendment executed by the parties with additional Product Schedule(s).

SECTION 3: LICENSES

3.1Use and Copying License. For all Business Partner Products, in addition to the license grants set forth in the Product Schedule(s), Business Partner hereby grants, for the Term of this Agreement in connection with the BEAM Network, to COMPANY a non-exclusive, non-transferable (except as otherwise set forth in this Agreement), fully paid-up license, under all Business Partner Intellectual Property Rights, if and to the extent reasonably required, within the Territory to:

3.1.1interface the Business Partner Software with the COMPANY Product to test, create and maintain the Interfaced Product;

3.1.2modify, incorporate and integrate the Documentation (in whole or in part) to create the Integrated Documentation;

3.1.3demonstrate the Interfaced Product to current and potential Customers:

3.1.4provide Customers with training, installation, maintenance and support services for the Interfaced Product; and

3.1.5copy the Interfaced Product and the Integrated Documentation, as reasonably necessary to exercise the license rights granted in this Section and the license portion of any Product Schedule, including making a reasonable number of copies for development, testing, backup, archival and disaster recovery purposes. COMPANY will use reasonable efforts to reproduce all Business Partner copyright, confidentiality and proprietary notices on each copy.

3.2Distribution License. For all Business Partner Products, in addition to the license grants subject to the Fees (as defined herein) set forth in the Product Schedule(s), Business Partner hereby grants, for the Term of this Agreement in connection with the BEAM Network, to COMPANY a non- exclusive, non- transferable (except as otherwise set forth in the Agreement), fully paid-up license, under all Business Partner Intellectual Property Rights, if and to the extent reasonably required, within the Territory to:

3.2.1market, distribute and sublicense (under limited-term licenses), the Business Partner Products either individually or as part of Interfaced Product to Customers;

3.2.2distribute and sublicense the Documentation or the Integrated Documentation to Customers; and

3.2.3grant limited-term evaluation licenses for the Business Partner Products or Interfaced Product to current and potential Customers.

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Empowering Healthcare

3.3COMPANY Affiliates and Subcontractors. Business Partner expressly agrees that the license rights granted in Sections 3.1 and 3.2, as well as in the license grants set forth in any Product Schedule, automatically extend to and may be exercised, at no additional charge, by any and all COMPANY Affiliates. Each COMPANY Affiliate will have the right to enforce this Agreement to the same extent as MTI, except that COMPANY Affiliates will have no right or authority to amend this Agreement. In addition, Business Partner expressly agrees that the license rights granted in Sections 3.1 through 3.3, and the license grants set forth in any Product Schedule, automatically extend to and may be exercised, at no additional charge. by any MTI or COMPANY Affiliate contractor, subcontractor or consultant, whether domestic or offshore ("COMPANY Contractors"), only on behalf of MTI or any COMPANY Affiliate, as applicable.

3.4Resellers and Reseller Agreements. For the term of this Agreement, COMPANY may appoint Resellers to distribute and sublicense the Interfaced Product and the Integrated Documentation as described in this Agreement. COMPANY will require each Reseller to execute an agreement with COMPANY that contains terms and conditions that protect Business Partner's proprietary rights in the Business Partner Product in a manner that is consistent in all material respects with this Agreement (“Reseller Agreement"). COMPANY will use its commercially reasonable efforts to enforce the terms of each Reseller Agreement and will promptly notify Business Partner if it becomes aware of any material breach of a Reseller Agreement that affects Business Partner's proprietary rights in the Business Partner Product. COMPANY will provide advance notice to Business Partner of each appointed Reseller before COMPANY begins business with each Reseller.

3.5Customer Agreements. Each Customer must be subject to a Customer Agreement with COMPANY that protects Business Partner's proprietary rights in the Business Partner Products in a manner that Is consistent in all material respects with this Agreement. Business Partner acknowledges and agrees that the license rights granted by COMPANY to a Customer under a Customer Agreement may include: (a) the right to use the Interfaced Product for internal testing purposes; and (b) the right to copy the Interfaced Product and Integrated Documentation for testing, backup, archival and disaster recovery purposes, including "hot" backup. No additional Fees of any kind will be payable by COMPANY to Business Partner with respect to any Customer Agreement under which COMPANY grants the foregoing rights to a Customer. COMPANY will use its commercially reasonable efforts to enforce the terms of each Customer Agreement and will promptly notify Business Partner if it becomes aware of any material breach of any agreement by a Customer that affects Business Partner's proprietary rights in the Business Partner Products.

3.6Fulfillment Services. Business Partner acknowledges and agrees that COMPANY may, in its discretion, appoint a COMPANY Affiliate located in Ireland to perform fulfillment services for COMPANY (the "COMPANY Fulfillment Affiliate"). These services may include, fulfilling orders for COMPANY by making copies of the Interfaced Product and the Integrated Documentation and distributing any copies, on COMPANY's behalf, directly to Customers. The parties expressly acknowledge that the COMPANY Fulfillment Affiliate acts only in the capacity as a services provider and is not a Reseller for purposes of the Agreement.

3.7Divested Business. Upon any sale, merger or transfer of a COMPANY line of business, division or business unit using, integrating, interfacing, or embedding the Business Partner Products (any of the foregoing, a "Divested Business"), COMPANY will provide reasonable Notice to Business Partner as of the effective date of divestment ("Divestment Date"). COMPANY has the right in its sole discretion to: (a) assign to the acquiring entity, at no additional charge, all valid licenses for the Business Partner Products at the Divestment Date by the Divested Business for its use subject to this Agreement; or (b) use the Business Partner Products at no additional charge, for a reasonable period of time, not to exceed 12 months, to provide transitional, migration, and/or conversion services to the Divested Business to facilitate its continuous operation until it becomes independent of COMPANY. In either event, COMPANY will continue to pay all Fees due and payable under this Agreement as of the Divestment Date, and the acquiring entity will not be required to purchase any licenses or maintenance services under this Agreement in addition to those in place at the Divestment Date.  At the request of COMPANY, the

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Divested Business, or the acquiring entity, Business Partner will negotiate in good faith an agreement with the Divested Business or the acquiring entity, as applicable, with terms and conditions that are substantially similar to and not less favorable to the Divested Business or the acquiring entity than the terms and conditions of this Agreement. Notwithstanding any of the foregoing, the divestment of any Divested Business shall entitle Business Partner to terminate this Agreement with 60 days advance written notice, which right COMPANY hereby grants to Business Partner.

3.8Software Migration Rights. Business Partner expressly acknowledges that COMPANY and its Customers may incur material and substantial costs and expenses in the event that Business Partner Sunsets a Business Partner Product that COMPANY is distributing and sublicensing hereunder (a "Sunsetted Business Partner Product"). These costs and expenses may Include Fees for the licensing, maintenance and support of new software products, hardware and equipment acquisition costs, consultfng, development, implementation and testing services Fees, technical and user training Fees, and other Fees, costs and expenses. Business Partner agrees that it will not Sunset a Business Partner Product during the Initial Term of this Agreement. Upon decision to Sunset a Business Partner Product during any Renewal Term, Business Partner will give at least eighteen (18) months prior written Notice to COMPANY. In the event that Business Partner Sunsets a Business Partner Product during the Renewal Term, but makes commercially available an alternative product that is substantially equivalent in features and functionality to the Sunsetted Business Partner Product, regardless of the differences in operating systems, databases and user interfaces between the Sunsetted Business Partner Product and the alternative product, then COMPANY will have the right to obtain a license, at no additional license Fee, to the alternative product for itself and its Customers licensing the Sunsetted Business Partner Product. If COMPANY exercises this right, then the alternative product will be deemed to be a Business Partner Product for purposes of this Agreement, and Business Partner will provide assistance and cooperation as reasonably requested by COMPANY to enable it to effect a transition to the alternative product, with minimal disruption or cost to COMPANY and its Customers. In the event that Business Partner does not replace any Sunsetted Business Partner Product with an alternative product, Business Partner shall reimburse COMPANY for any prepaid subscription Fees that COMPANY may have paid to Business Partner for the Sunsetted Business Partner Product for which such Fees have not yet been realized by Business Partner. Such Fees shall be reimbursed to COMPANY within 60 calendar days of the discontinuation date.

3.9Rights to Develop. Business Partner acknowledges that COMPANY has the right, without obligation to Business Partner, to create, own, develop and market products that operate in conjunction with the Business Partner Products but that perform other applications or provides other functionality, serves as an interface between the Business Partner Software and other software, or that improves the ease of use of the Business Partner Products, even though this software may require the Business Partner Software to operate. All changes, modifications, improvements or new modules made or developed with regard to COMPANY Products, whether or not (a) made or developed at Business Partner's request, (b) made or developed in cooperation with Business Partner, or (c) made or developed by Business Partner, will be solely owned by COMPANY. All changes, modifications, improvements or new modules made or developed with regard to Business Partner Products, whether or not (a) made or developed at COMPANY's request, (b) made or developed in cooperation with COMPANY, or (c) made or developed by COMPANY, will be solely owned by Business Partner. Nothing in this Agreement will be deemed to limit either party's or its Affiliates' right to create, own, acquire, license or develop (or to have developed) for its own purposes or for marketing and distributing to third parties, any content, software or technology that is functionally similar or Identical to the other party's content, software or technology, provided, that each party does not breach its obligations under this Agreement (or under any other agreement between the parties) with respect to the other party's Confidential Information or Intellectual Property Rights.

3.10Licensed Patents. For the consideration set forth herein, Business Partner further grants COMPANY a non-exclusive, fully paid-up license in the Territory under the Licensed Patents for the Term of this Agreement

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3.10.1to the extent necessary to exercise the right and license granted under this Section 3; and

3.10.2to combine the Interfaced Product with equipment and computer programs for use with the BEAM Network.

SECTION 4: TERM AND TERMINATION

4.1Term. The term of this Agreement is set forth on page 1.

4.2Non-Renewal. Either party may elect not to renew this Agreement and any Product Schedule(s), by providing Notice to the other party of its intent not to renew the Agreement. Notice is effective at the end of the Term with, in the case of the Initial Term, at least twelve (12) months prior Notice or, in the case of a Renewal Term. at least six months prior Notice. Termination of this Agreement will automatically result in termination of all Product Schedules then in effect, whether or not referenced in the termination Notice.

4.3Termination for Cause. Either party may terminate this Agreement immediately by Notice to the other party if.

4.3.1the other party breaches any material term of this Agreement and fails to cure the breach, or show substantial progress toward curing the breach, within 30 days following Notice thereof;

4.3.2the other party: (i) announces a cessation of its entire business or becomes insolvent; (ii) elects to dissolve and wind-up its business; (iii) makes a general assignment for the benefit of creditors; or (iv) petitions for or appoints (or a third party causes to be appointed for itself) a receiver, custodian or trustee to take possession of all or substantially all of that party's property:

(v) receives a "going concern" letter from its external auditors;

4.3.3any representation or warranty made herein by the other party is false or misleading in any material respect as of the Effective Date of this Agreement or, except for Section 9.3 and Section 9.4.3, becomes false or misleading in any material respect at any time thereafter;

4.3.4COMPANY may immediately terminate this Agreement in the event that Business Partner breaches Section 9.3 of this Agreement after the Effective Date of this Agreement and fails to cure the breach, or show substantial progress toward curing the breach, within 15 days following Notice thereof; or

4.3.5Business Partner may, in its reasonable discretion, terminate this Agreement pursuant to Section 4.3.1 above in the event that COMPANY materially breaches Section 9.4.3 of this Agreement or COMPANY discontinues marketing Business Partner Products as set forth in Section 5.3 of this Agreement

4.4Termination for Change of Control. COMPANY may, in its reasonable discretion, terminate this Agreement immediately by providing Notice to Business Partner upon the occurrence of a Change of Control by Business Partner, if, in COMPANY's opinion, the Change of Control may adversely affect COMPANY's rights. goodwill, Customer relationships or competitive position.

4.5Orderly Transition. No later than two weeks prior to the termination effective date, the parties shall meet and confer to mutually agree on a transition plan including but not limited to, developing a communication plan to Customers, and transition and assignment of all continuing maintenance and support for the Interfaced Product or Customer's purchased Subscription Service from COMPANY to Business Partner prior to termination of the Agreement.

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4.6Obligations After Termination. Upon the termination of this Agreement for any reason:

4.6.1except as otherwise specified in subsection 4.6.2 (or in a Product Schedule), each party will promptly cease using and destroy or return to the other party all Confidential Information of the other party unless prohibited by law; and

4.6.2COMPANY will promptly: (a) pay to Business Partner all amounts remaining due by COMPANY to Business Partner; (b) cease to engage in advertising or promotional activities concerning Business Partner Products; (c) cease to represent, in any manner, that COMPANY has been designated by Business Partner to sell the Business Partner Products; and (d) cease any new sales of Business Partner Products and inform Business Partner of any pending sales of Business Partner Products.

4.6.3Survival. This Section 4.6 will survive termination of this Agreement.

SECTION 5:  MARKETING AND RELATIONSHIP-RELATED OBLIGATIONS

5.1Marketing Efforts. Business Partner will provide COMPANY with support and assistance for marketing efforts, as reasonably requested by COMPANY, from time to time, as described in Exhibit F. Unless otherwise set forth in Exhibit F, each party will bear its own expenses with regards to these efforts.

5.2Press Releases and Use of COMPANY Trademarks.

5.2.1Nothing in this Agreement will be construed as obligating COMPANY to participate in press releases with Business Partner. Neither party will be permitted to issue press releases of any kind referencing the other party, this Agreement. or the parties' conduct under this Agreement without the express written approval of the COMPANY business unit president and of the Business Partner.

5.2.2Without limiting the generality of the foregoing, Business Partner may not use COMPANY's stock ticker symbol, any trade names, trademarks or service marks of COMPANY in any advertising, publicity, or promotion or to express or imply any endorsement of the Business Partner Products, without COMPANY's prior written consent.

5.3Marketing Decision. COMPANY will have full freedom and flexibility in its decisions concerning marketing of Business Partner Products and Interfaced Products, including the decision of whether to market or discontinue marketing any particular Business Partner Product and Interfaced Product, whether to offer Business Partner Products and/or Interfaced Products separately and/or in combination with other COMPANY Products and in its decisions regarding terms, conditions and pricing. In the event that COMPANY discontinues marketing Business Partner Products, COMPANY will promptly provide notice to Business Partner. Nothing in this Agreement will be construed as an obligation, guarantee or commitment by COMPANY that any marketing effort for Business Partner Products or Interfaced Products will produce any certain level of Fees.

5.4Continued Development. Business Partner expressly acknowledges and agrees that COMPANY's decision to enter into this Agreement and to develop and distribute the Interfaced Product is based, in significant part, upon Business Partner's commitment to continue to offer and maintain a functionally robust and competitive product. It is the parties• expectation that Business Partner will demonstrate this commitment by devoting appropriate resources and efforts to develop improved and enhanced versions of the Business Partner Product that include new content, features and capabilities, as well as maintaining and sustaining points of integration.

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SECTION 6: BUSINESS PARTNER PRODUCTS MAINTENANCE AND SUPPORT

6.1Business Partner Maintenance and Support Obligations. Unless a Product Schedule indicates that maintenance, Updates, or support will not be provided, Business Partner will provide COMPANY with the maintenance services, including technical support services, for the Business Partner Software, as specified in Exhibit B, in accordance with this Agreement.

6.2COMPANY Support Obligations. Unless otherwise agreed in writing by the parties, as between COMPANY and Business Partner, COMPANY will be solely responsible for providing Customers with Level 1 Support for the Interfaced Product, as well as with related training, installation and other technical and professional services. COMPANY will provide these services in accordance with its then- current end-user maintenance and support policies and procedures and standard terms and conditions. Upon mutual, written agreement of the parties, COMPANY may subcontract with Business Partner for performance of any of these services.

SECTION 7: PAYMENT

7.1Payment of Fees. COMPANY will pay Business Partner all Fees set forth on the applicable Product Schedule for each Business Partner Product licensed hereunder ("Fees), which Fees may include subscription prices for Business Partner Product licensing ("Base Prices)System Sign-on, and Access Fees (defined herein) and other Fees if applicable. All Fees will be payable on the terms set forth herein.

7.2Payment Terms. Except as otherwise provided in a Product Schedule or this Agreement, COMPANY will pay each invoice issued by Business Partner within forty-five (45) days following the invoice date. COMPANY reserves the right to withhold payment of any invoices, in whole or in part. that COMPANY disputes in good faith. The parties will use reasonable efforts to promptly resolve any payment disputes. COMPANY will pay all amounts due under this Agreement in U.S. currency, free of any currency controls or other restrictions. Nothing in this Agreement or otherwise will be deemed to limit COMPANY's right to offset any amounts that COMPANY in good faith claims are due to it under this Agreement or any other agreement between the parties or otherwise against any invoice issued by Business Partner hereunder.

7.3Audit Rights During the Term and for a period of one year thereafter ("Audit Period"). COMPANY will maintain materially complete and accurate books and records regarding COMPANY's use and distribution of the Business Partner Products. During the Audit Period, Business Partner will have the right to appoint an independent nationally recognized auditor, reasonably acceptable to COMPANY, to audit, but no more than one time m any 12 month period, COMPANY's books and records solely for the purpose of confirming COMPANY's compliance with its payment obligations hereunder. Any auditor must sign a confidentiality agreement in a form acceptable to COMPANY. Any audit will be limited in scope to the 12 month period immediately preceding the date it Is conducted (excluding any periods already audited). and failure to timely request an audit will result in a waiver of Business Partner's rights to audit time periods outside this scope. Business Partner will furnish COMPANY with Notice at least 60 days' prior to the date that it desires to have an audit conducted.  The parties will mutually agree on the length of the audit period for any audit to be conducted. Any audit will be conducted during COMPANY's regular business hours and in a manner that minimizes interference with COMPANY's normal business activities. Business Partner will provide the results of the audit promptly upon completion of the audit, but in no case longer than within 60 days of completion. All information that is disclosed to the auditors in connection with conducting an audit, including, COMPANY's books and records and the identities of COMPANY's Customers will be deemed to be COMPANY Confidential Information.If an audit reveals an underpayment by COMPANY of amounts payable to Business Partner for the period audited, then COMPANY will promptly remit the full amount of any underpayment to Business Partner and any payment will be the final settlement of all claims under the audit unless the amount due exceeds 10% of the total payments due Business Partner for the audited period, in which case COMPANY shall pay for the entire cost of the audit.  If the audit reveals an overpayment by COMPANY for the Audit Period, then, at

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COMPANY's option, Business Partner will either promptly remit the full amount of any overpayment to COMPANY or issue a credit to COMPANY that may be applied against any amounts that are or may become payable by COMPANY hereunder. In all instances, unless otherwise agreed to in writing by the parties, each party will bear their own costs and expenses incurred in connection with preparing for, conducting or complying with the audit, including, in the case of Business Partner, the costs and expenses of the auditor. This Section 7.3 will survive termination of this Agreement.

7.4Taxes. COMPANY will be responsible for payment of all applicable sales. use or similar taxes that are assessed by any competent tax authority with respect to the payments that COMPANY makes to Business Partner under this Agreement, except for any taxes based on Business Partner's income. Notwithstanding the foregoing, Business Partner acknowledges that COMPANY will have no obligation to pay any taxes with respect to COMPANY's distribution of the Business Partner Products to its Customers if and to the extent COMPANY qualifies under an applicable resale tax exemption. At Business Partner's request, COMPANY will provide Business Partner with a resale certificate or other customary documentation supporting the exemption.

7.5Customer Pricing. COMPANY will have the right, in its sole discretion, to determine the Fees, prices and other amounts that it will charge to its Customers for the Business Partner Products, Interfaced Products, and for any related services. Business Partner will not have the right to require the payment of any Fees, expenses or amounts of any kind from any COMPANY Customers for the Business Partner Products or Interfaced Products or for any services provided to COMPANY Customers under a Customer Agreement unless otherwise agreed in writing by the parties.

SECTION 8: CONFIDENTIALITY

8.1Confidential Information. For purposes of this Agreement ''Confidential Information• means: (a) the Business Partner Products, COMPANY Products and the Interfaced Products; (b) any non- public data or information disclosed by one party ("Discloser'') to the other party (•Recipient") that Is marked "confidential" or "proprietary" at the time of disclosure or which Recipient should reasonably know to be confidential given the nature of the data or information and the circumstances of disclosure; and (c) the specific terms and conditions of this Agreement.

8.2Exceptions. The obligations set forth below will not apply to any Information that: (a) is or becomes generally known to the public through no fault of or breach of this Agreement by Recipient; (b) is rightfully known by Recipient at the time of disclosure without an obligation of confidentiality; (c) is independently developed by Recipient without use of Discloser's Confidential Information; or (d) is rightfully obtained by Recipient from a third party without restriction on use or disclosure.

8.3Obligations. Except as may be expressly permitted by this Agreement, Recipient will:

8.3.1not disclose Discloser's Confidential Information except (I) to the employees or contractors of Recipient who need to know that Confidential Information for the purpose of performing Recipient's obligations under this Agreement, and who are bound by confidentiality terms with respect to that Confidential Information no Jess restrictive than those contained in this Section; or (ii) as required to be disclosed by law, to the extent required to comply with that legal obligation, provided that Recipient will promptly notify Discloser of the obligation;

8.3.2use Discloser's Confidential Information only for the purpose of performing Recipient's obligations under this Agreement; and

8.3.3use all reasonable care in handling and securing Discloser's Confidential Information. and employ all reasonable data security measures that Recipient ordinarily uses with respect to Its own confidential information of similar nature and importance.

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8.4Return or Destruction of Confidential Information. Upon termination or expiration of this Agreement, except as otherwise expressly provided in this Agreement, Recipient will return the Confidential Information to Discloser. If Discloser requests in writing, Recipient will destroy or erase all of Discloser's Confidential Information in tangible form, and promptly certify in writing to Discloser that it has done so.

8.5Suryival. This Section 8 will survive termination of this Agreement.

SECTION 9: WARRANTIES

9.1Business Partner Warranties. Business Partner represents and warrants that:

9.1.1Business Partner is duly organized, validly existing and in good standing under the laws of the state in which it was organized and has all necessary corporate power and authority to enter into this Agreement, to perform all of its obligations hereunder, and to grant to COMPANY all of the rights granted under this Agreement;

9.1.2the signature, delivery and performance of this Agreement by Business Partner does not and will not confhct with or vlolate, and does not and will not result in a breach of any agreement, license, or any other contract or written Instrument related to the Business Partner Products to wh'ch Business Partner is bound;

9.1.3Business Partner Is the owner of Business Partner Products or otherwise has the right to grant to COMPANY the license to use the Business Partner Products granted hereunder without to the best of its knowledge violating or infringing any law, rule or regulation, or any United States or foreign copyright, patent, trade secret, or other proprietary right of any third party;

9.1.4the Business Partner Products and the use and distribution thereof by COMPANY do not to the best of Business Partner's knowledge after having conducted reasonable due diligence, infringe, misappropriate, or otherwise violate the Intellectual Proprietary Rights of any third party; and

9.1.5the Business Partner Products will meet and comply with all applicable laws, statutes, and regulations in the Territory.

9.2Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 9, IN A PRODUCT SCHEDULE OR OTHERWISE UNDER THIS AGREEMENT (OR ANY OTHER AGREEMENT BETWEEN THE PARTIES), OR IN ANY OTHER BUSINESS PARTNER MATERIALS OR DOCUMENTATION PROVIDED BY BUSINESS PARTNER TO ITS CUSTOMERS REGARDING THE BUSINESS PARTNER PRODUCTS, BUSINESS PARTNER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING. BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.3Excluded Providers. Business Partner represents and warrants that neither it nor any of its employees or subcontractors providing Services under this Agreement have been: (i) charged with a criminal offense in connection with obtaining, attempting to obtain, or performance of a public (Federal, state or local) contract or subcontract: (ii) listed by a governmental agency as sanctioned, debarred or voluntarily withdrawn as a result of a settlement agreement; (iii) proposed for debarment or suspension or otherwise excluded from federal program participation; (iv) convicted of or had a civil judgment rendered against them regarding dishonesty or breach of trust, including but not limited to, the commission of a fraud including mail fraud or false representations, violation of a fiduciary relationship, violation of Federal or state antitrust statutes, securities offenses. embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; or (v) within a three (3) year period preceding the date of this Agreement, had one or more public

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transactions (Federal, state or local) terminated for cause or default. Business Partner will, at least once per quarter, take affirmative steps to ensure that Its employees or subcontractors performing the Services hereunder have not been convicted of any of the offenses, become subject to any of the exclusions, or otherwise fall in one of the categories outlined in Paragraph 3.10 (i)-(v) above. In addition, Business Partner agrees to notify COMPANY in writing within three (3) days if it or its employees or subcontractors have been convicted of any of the offenses or become subject to any of the exclusions outlined above.

9.4COMPANY Warranties. COMPANY represents and warrants that:

9.4.1COMPANY has the full power and authority to enter into this Agreement;

9 4.2 In the performance of the services contemplated under this Agreement, COMPANY shall comply in all material respects with all applicable federal and state laws and regulations; and

9.4.3COMPANY will use commercially reasonable efforts to promote, market and sell the Integrated Product and the Subscription Service.

9.5Survival. This Section 9, excluding Section 9.4.3, will survive termination of this Agreement.

SECTION 10: INDEMNITY

10.1Business Partner Indemnity. Business Partner shall indemnify, defend and hold harmless COMPANY and its respective officers, directors, employees, agents, successors, and assigns (the "Indemnified Parties"), from any and all losses, liabilities, damages and claims, and all related costs and expenses, including reasonable legal fees and disbursements and costs of Investigation, expert or consultant fees and expenses, litigation, settlement, judgment, interest and penalties (including any expense of enforcing an indemnity obligation (unless a court determines it unenforceable) and to enforce Business Partner's additional insured, subrogation waiver, and insurance obligations) (collectively, "Losses") arising out of or resulting from any of the following:

10.1.1any third party claim arising from or in connection with any breach of the Confidentiality and HIPAA Business Associate Obligations sections of this Agreement, Exhibit C1 (BAA), Exhibit C2 (PIP), or any other privacy or security obligations set forth in this Agreement; and

10.1.2personal injury and property damage caused by the acts or omissions of Business Partner, or its employees, subcontractors or agents, to the extent that the claim was caused by or arose out of the joint, concurrent or contributory negligence of Business Partner or a Business Partner employee. Business Partner will not be liable if a claim is determined to have been caused by the sole or gross negligence, fraud, or intentional wrongdoing of COMPANY or a COMPANY employee.

10.1.3any claim filed by a Customer arising from or in connection with any breach or violation of laws, regulations, and industry standards relating to the privacy, confidentiality or security of Personal Information, wherein such breach or violation is caused directly by Customer's use of the BEAM Network; provided, however, that such claim does not arise from or is not connected with a breach or violation caused by COMPANY. Personal Information shall mean any information relating to an identified or identifiable individual (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver's license number, account number, personal identification number, health or medical information, or any other unique identifier or one or more factors specific to the Individual's physical, physiological, mental, economic or social identity), whether such data ism individual or aggregate form, that may be disclosed to Business Partner by a Customer. In the

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event that any such breach or violation arises from the actions of both parties, each party is liable only for the amount of damages attributable to the percentage of fault of that party.

This section expressly includes any claim involving: (a) willful misconduct, a reckless or negligent act or omission. or a criminal act; or (c) misrepresentation or fraud.

10.2Business Partner IP Indemnity. Business Partner shall indemnify, defend and hold harmless the Indemnified Parties from any and all Losses arising from a claim that the Business Partner Products, the Business Partner Marks as set forth in Exhibit G, or the use or distribution of the Business Partner Products by COMPANY, its Affiliates or any of their Customers, Resellers, or COMPANY Contractors infringes, misappropriates or violates any Intellectual Property Right of a third party.

10.3Indemnification Procedures. With respect to Business Partner's indemnification obligations, COMPANY agrees: (1) to promptly notify Business Partner of the claim; and (ii) to provide Business Partner with all reasonable authority and assistance required by Business Partner for the defense and settlement of the claim. Business Partner shall not enter into any settlement that would limit COMPANY's rights under this Agreement, that would constitute an admission of liability by COMPANY or that would impose any obligations on COMPANY, without COMPANY's express prior written consent. COMPANY reserves the right to retain counsel of its own choosing and at its own expense to participate in the defense and settlement of such claim without affecting any of Business Partner's indemnification obligations set forth herein.

10.4Survival. This Section 10 will survive termination of this Agreement.

SECTION 11: LIMITATION OF LIABILITY

11.1.1Direct Damages - COMPANY. EXCEPT FOR ANY DAMAGES ARISING OUT OF COMPANY'$ WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, AND ANY LIABILITY BY COMPANY FOR COMPANY'$ BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN SECTION 8 OF THIS AGREEMENT, AND ANY LIABILITY ARISING OUT OF OR RELATED TO COMPANY'$ INFRINGEMENT OF BUSINESS PARTNER'S LICENSED INTELLECTUAL PROPERTY RIGHTS, COMPANY'$ TOTAL CUMULATIVE LIABILITY TO BUSINESS PARTNER UNDER, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT WILL BE LIMITED TO THE SUM OF TWO MILLION DOLLARS (US $21000,000) WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT, PRODUCT LIABILITY OR OTHERWISE.

11.1.2Direct Damages - Business Partner. EXCEPT FOR ANY DAMAGES ARISING OUT OF BUSINESS PARTNER'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, ANY LIABILITY BY BUSINESS PARTNER WITH RESPECT TO BUSINESS PARTNER'S INDEMNITY OBLIGATIONS UNDER SECTION 10.1 OF THIS AGREEMENT, BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8 OF THIS AGREEMENT, AND ANY LIABILITY BY BUSINESS PARTNER FOR BREACH OF ITS PRIVACY OBLIGATIONS UNDER EXHIBITS C1 AND C2 OF THIS AGREEMENT, AND ANY LIABILITY ARISING OUT OF OR RELATED TO BUSINESS PARTNER'S INFRINGEMENT OF COMPANY'$ LICENSED INTELLECTUAL PROPERTY RIGHTS, BUSINESS PARTNER'S TOTAL CUMULATIVE LIABILITY TO COMPANY UNDER, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT WILL BE LIMITED TO THE SUM OF TWO MILLION DOLLARS (US $2,000,000)

WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT, PRODUCT LIABILITY, OR OTHERWISE.

11.2Exclusion of Indirect Damages.

(a)  EXCEPT FOR ANY LIABILITY ARISING OUT OF OR RELATED TO ITS INFRINGEMENT OF BUSINESS PARTNER'S LICENSED INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT WILL COMPANY BE LIABLE TO BUSINESS PARTNER UNDER, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER  BASED ON BREACH  OF CONTRACT, WARRANTY,

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TORT, PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGE.

(b)  EXCEPT FOR ANY LIABILITY ARISING OUT OF OR RELATED TO ITS INFRINGEMENT OF COMPANY'S LICENSED INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT WILL BUSINESS PARTNER BE LIABLE TO COMPANY UNDER, IN CONNECTION WITH, OR RELATED TO THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, WARRANTY, TORT, PRODUCT LIABILITY OR OTHERWISE, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THE DAMAGE.

11.3Notwithstanding any provision in this Agreement to the contrary, the terms and conditions of this Agreement shall not apply to any Intellectual Property Rights held by COMPANY or Business Partner that are not licensed in this Agreement.

11.4Material Consideration. The parties acknowledge that the foregoing limitations are a material condition for their entry into this Agreement.

11.5Survival. This Section 11 will survive termination of this Agreement only with respect to damages and liabilities arising during the Term of the Agreement.

SECTION 12: INSURANCE

12.1Required Coverage. Business Partner agrees it shall carry and maintain in full force and effect, during the Term of this Agreement, at its own expense, the following required insurance policies with insurers currently rated A- VII or better by A.M. Best:

12.1.1Workers Compensation and Occupational Disease Insurance with statutory coverage and limits pursuant to the laws, rules and regulations of the jurisdictions in which any employee or agent of Business Partner performs work under this Agreement;

12.1.2Employers Liability Insurance with minimum limits of $1,000,000 USD per accident or disease;

12.1.3Business Automobile Liability Insurance with coverage for any auto or vehicle whether owned, non-owned, hired, leased or otherwise used in the performance of this Agreement and with minimum limits of $2,000,000 USD combined single limit each accident;

12.1.4Commercial General Liability Insurance including coverage for premises and operations, products and completed operations, contractual liability, bodily injury, personal injury, advertising injury and property damage with a minimum policy limits of $2,000,000 USD per occurrence and $4,000,000 USD in the annual aggregate;

12.1.5Products Liability Insurance including bodily injury and property damage for all products and completed operations and work supplied under this Agreement with a minimum policy limit of $4,000,000 USD per occurrence and $4,000,000 USD in the annual aggregate. This coverage can be satisfied through a General Liability policy including coverage for products and completed operations;

12.1.6Commercial Umbrella Liability Insurance which will provide excess, follow-form coverage above all liability limits required herein with per occurrence and annual aggregate limits of at least $4,000,000 USD;

12.1.7Commercial Property Insurance covering Business Partner's real and personal property (including but not limited to “all risks” coverage for its inventory, fire or water damage,

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business interruption and extra expenses) located on Business Partner's premises in an amount equal to the full replacement cost thereof; Cargo insurance, if applicable, in sufficient amounts to cover loss of or damage to product while in the custody, possession or control of Business Partner or its agents while in transit and in accordance with the risk of loss provisions under this Agreement•

12.1.8Professional Errors and Omissions Liability Insurance with coverage for the performance or failure to perform any professional services provided by Business Partner under this Agreement and including but not limited to coverage for errors, omissions, wrongful acts, negligent acts, design defects, software bugs, defective code, infringement of copyrights and trademarks and with limns of $1,000,000 USD per claim and $1,000,000 USD in the annual aggregate;

12 1.9Network Security and Privacy Liability Insurance including but not limited to coverage for privacy and network security liability: 1st and 3rd party liability, wrongful disclosure of data, disclosure of HIPAA protected health information: breach of security, downtime, identification theft, web hosting (if applicable), credit monitoring service and with a minimum policy limit of $1,000,000 USD each occurrence or claim and $2,000,000 USD in the annual aggregate;

12.1.10Crime, Employee Dishonesty and Computer Fraud Insurance, with coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Business Partner, acting alone or in collusion with others, including client's property coverage, in an amount of at least $1,000,000 USD; and, such other insurance as Business Partner may reasonably deem necessary to ensure the performance of its obligations under this Agreement.

12.2Certificates of Insurance and Additional Named Insureds. Business Partner agrees to furnish COMPANY with certificates of insurance for all required policies of insurance. At no additional cost to COMPANY, Business Partner shall cause insurer(s) to endorse all insurance policies, except Workers Compensation and Employers Liability to i) name COMPANY Corporation, its subsidiaries and affiliates as Additional Named Insureds and ii) endorse all required insurance policies to give COMPANY Corporation, its subsidiaries and affiliates at least thirty (30) days prior written notice of any cancellation or termination in coverage prior to policy expiration. Additionally, Business Partner shall use its best efforts to provide COMPANY with 30 days advance written notice of any material changes of the required insurance coverage.

12.3Additional Requirements Regarding Subcontractors. If any Services or any component of the Services are performed by a subcontractor of Business Partner as permitted under this Agreement, then Business Partner shall immediately prior to commencement of any performance of such Services, furnish to COMPANY either (i) a Business Partner certificate of Insurance evidencing that Business Partner's insurance policies listed in this Section 12 covers such subcontractor(s) including naming such subcontractor as an Additional Named Insured, or (ii) a subcontractor certificate of insurance evidencing that such subcontractor of Business Partner maintains the same insurance policies and limits as required of Business Partner by COMPANY per this Section 12 including but not limited to the requirement to name COMPANY Corporation, its subsidiaries and affiliates as Additional Named Insureds to all required insurance policies.

12.4Claims-Made Policies. If any insurance policy is a "claims-made" policy, then such claims made policy must be kept in force for not less than six (6) years immediately following termination or expiration of this Agreement. Evidence of successive policy periods must be made by the annual issuance of a certificate of insurance to COMPANY Corporation, its subsidiaries and affiliates. Alternatively, Business Partner, and Business Partner's subcontractors (if applicable), shall purchase a six (6) year ''tail" policy immediately following termination or expiration of this Agreement with prior acts

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coverage, including the same or broader coverage for any claim arising from the Term of this Agreement and with a retroactive date on or prior to the Effective Date of this Agreement.

12.5Business Partner's Policy is Primary Cover. All insurance policies afforded by Business Partner and Business Partner's subcontractors shall be primary to and not contributing with any other insurance, self-insurance or captive Insurance maintained by COMPANY Corporation, its subsidiaries and affiliates.

12.6Subrogation Waiver. Business Partner shall cause each insurer of coverage required under this Insurance Section 12 to endorse each insurance policy to waive its subrogation rights against COMPANY Corporation, its subsidiaries and affiliates.

12.7Separation of Insureds. Business Partner shall include a separation of insured provisions or insured vs. insured carveback for additional insureds under the Commercial General Liability, Excess and/or Umbrella Liability, Professional Errors and Omissions Liability, Business Automobile Liability insurance, Network Security and Privacy Liability policies with no cross liability or cross suits exclusions.

12.8Satisfaction of Limits. The limits required under this contract can be satisfied through any combination of primary and umbrella/excess insurance.

12.9No Relief from Obligations. Approval or acceptance of any of Business Partner's insurance policies by COMPANY Corporation, its subsidiaries and affiliates will not relieve Business Partner of any obligations contained herein, including Business Partner's obligations under the Indemnification Section of this Agreement, whether claims are within, outside or in excess of Business Partner's policy limits, and regardless of solvency or insolvency of the insurer(s) that issues such coverage. Such insurance will not preclude COMPANY Corporation, its subsidiaries and affiliates from taking any actions that are available to it under any provision of this Agreement or otherwise under applicable law. The failure to provide certificates or add COMPANY Corporation, its subsidiaries and affiliates as additional insureds in accordance with this Section 12 will not release Business Partner in any manner of any liability arising under this Agreement. Furthermore, in no way shall Business Partn r's liability be limited to that which is recoverable by insurance required herein.

12.10Termination Survival. This entire Insurance Section 12 shall survive termination of this Agreement. Business Partner and/or Business Partner's subcontractors will cause all of its successors, assigns and subsequent purchasers to adhere to all insurance maintenance provisions as set forth under this Agreement. Nothing herein shall be deemed to relieve Business Partner and Business Partner's subcontractors of any liability for its acts, omissions or obligations occurring or accruing up to and including the effective date of such assign, sale or transfer. The insurance coverage requirements provided under this insurance clause of this Agreement will survive the termination of the insurance contract and this Agreement.

12.11Adequacy of Limits and Coverage. COMPANY reserves the right to amend any insurance requirement based on its sole assessment of the adequacy of limits and coverage under this Agreement with sixty (60) days advance written notice to Business Partner.

SECTION 13: GOVERNING LAW AND DISPUTE RESOLUTION

13.1Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, excluding its conflicts of law rules. Any action of any kind arising out of or in any way connected with this Agreement must be commenced within one year of the date upon which the cause of action accrued.

13.2Escalation of Dispute. Any claim arising out of or relating to this Agreement or its subject matter or any right or obligation created by this Agreement, irrespective of the legal theory or claims underlying the dispute (including tort or statutory claims) (“Dispute”) will be resolved in accordance with

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this Section. The party asserting the Dispute will give prompt Notice to the other party describing the Dispute in reasonable detail ("Dispute Notice"). Each party agrees not to commence court proceedings against the other party relating to a Dispute without first escalating the Dispute to the other party's highest level personnel as provided herein, except that the provisions of this Section will not prevent a party from commencing court proceedings seeking injunctive relief for Disputes related to Intellectual Property Rights. Promptly after receipt of the Dispute Notice. the parties will negotiate in good faith to resolve the Dispute. Either party may escalate the Dispute negotiations to higher level personnel after the time periods on page 1 by Notice to the other party.

13.3If the Dispute has not been resolved within 40 days after receipt of the Dispute Notice, then either party, by notice to the other party, may refer the Dispute for exclusive, binding and final resolution by arbitration conducted in Fulton County. Georgia by JAMS in accordance with its Commercial Arbitration Rules and the United States Arbitration Act. The arbitration will be conducted by a single arbitrator, with at least five years experience in arbitrating technology-related legal disputes (a retired judge if available), selected jointly by the parties, or selected by JAMS if the parties fail to agree on an arbitrator within a reasonable period. There will be limited discovery of documents under the arbitration procedure and as reasonably determined by the arbitrator. The arbitrator will not: (a) award damages excluded by the terms of this Agreement, (b) award damages in excess of any amount. if any, limited by the terms of this Agreement. or (c) require one Party to pay another Party's costs. Fees, attorney's Fees or expenses, unless this Agreement otherwise permits a Party to recover such costs, Fees, attorney's Fees or expenses. A party may enter judgment on the award rendered by the arbitrator in any court having jurisdiction.

13.4Survival. This Section 13 will survive termination of this Agreement.

Section 14: MISCELLANEOUS

14.1Assignment. Business Partner may not assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without COMPANY's express prior written consent, which COMPANY may grant or withhold in its sole and absolute discretion. Any attempt by Business Partner to assign or transfer this Agreement or any rights or obligations hereunder, without COMPANY's consent, shall entitle COMPANY to terminate this Agreement with sixty (60) days written notice. For purposes of this Section, a Change of Control will be deemed to be an assignment by Business Partner. COMPANY may assign, and Business Partner consents to the assignment of, this Agreement, in whole or in part: (a) to an Affiliate; (b) in connection with a merger, acquisition or consolidation in COMPANY's business; or (c) in connection with COMPANY's sale of all or substantially all of its assets. Subject to the foregoing, this Agreement will bind and Inure to the benefit of and be binding upon each party and its permitted successors and assigns.

14.2Severability. If any provision of this Agreement is held illegal or unenforceable, that provision will be enforced to the maximum extent permissible and the legality and enforceability of the remainder of that provision and all other provisions of this Agreement will not be affected.

14.3Notices. All Notices will be deemed given upon actual receipt. Either party may change the address or designated person for receiving Notices by providing Notice to the other party.

14.4Waiver. Any failure of a party to exercise or enforce any of its rights under this Agreement will not act as a waiver of these rights.

14.5Force Majeure. Neither party will be liable to the other party for any delay or failure in its performance of this Agreement to the extent that the delay or failure is due to causes beyond its reasonable control, including, but not limited to, acts of God, governmental actions, fires, explosions, labor disputes, war, pandemic, terrorism, riots, Inability to obtain energy (each, a “Force Majeure”), provided, that the non-performing party promptly furnishes Notice to the other party and resumes

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performance as soon as practicable. The time for performance will be excused for a period equal to the duration of the Force Majeure, but in no event longer than 90 days.

14.6Amendments. This Agreement may be modified, or any rights under it waived, only by a written document signed by both parties.

14.7Relationship of the Parties. Each party enters into and performs this Agreement as an independent contractor of the other party. This Agreement will not be construed as constituting a relationship of employment, agency, partnership, joint venture or any other form of legal association, except as expressly set forth in this Agreement. Each party will have no power, and will not represent that it has any power, to bind the other party or to assume or to create any obligation or responsibility on behalf of the other party or in the other party's name.

14.8Survival. In addition to any other provisions of this Agreement or a Product Schedule that by its terms survives the termination or expiration of this Agreement, any terms that must survive in order to give meaning to other provisions of the Agreement will survive termination or expiration of this Agreement.

14.9No Third Party Beneficiaries. Except as expressly provided in this Agreement, nothing in this Agreement will confer upon any person other than the parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

14.10Construction of Agreement. This Agreement has been negotiated by the parties and its provisions will not be presumptively construed for or against either party. The headings and section titles in this Agreement are used for convenience only, and will not affect the construction or interpretation of this Agreement. When used in this Agreement, "including” will be construed to mean "including, without limitation". In the case of any conflict or inconsistency between the terms of this Agreement, and applicable Product Schedule(s), this Agreement will prevail.

14.11Non-Exclusive. Each party reserves the right to enter into similar agreements with third parties for the purpose of marketing and distributing its products or any other products that provide the same or similar functions.

14.12Omnibus Reconciliation Act of 1980. COMPANY and Business Partner agree to make available upon the written request of the Secretary of Health and Human Services or the Comptroller General, or their representatives, this Agreement and any books, documents and records as may be necessary to verify the nature and extent of the costs of the services rendered hereunder to the full extent required by the Centers for Medicare and Medicaid Services implementing Section 952 of the Omnibus Reconciliation Act of 1980, codified at 42 U.S.C. Section 1395x(v)(1)(I), or by any other applicable federal or state authority.

14.13Compliance with Laws. Each party will comply with all laws, regulations and ordinances applicable to it in the exercise of its rights and obligations under this Agreement, and unless expressly agreed otherwise in a signed writing, will bear its own costs and expenses in complying therewith.

14.14Counterparts. The parties may sign this Agreement in one or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. The parties may sign facsimile copies of this Agreement, each of which will be deemed an original.

14.15Entire Agreement. This Agreement, including all Product Schedules. Exhibits, and attachments, all of which are incorporated by reference, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding the subject matter. For the avoidance of doubt, this Agreement supersedes. replaces, and removes any and all future

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obligations of one party to the other party for that “Business Partner Referral Agreement” between the parties executed on September 1, 2009 and Amendment 1.

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EXHIBIT A

DEFINITIONS

Affiliate" or  Affiliates" means, with respect to a party, an entity that directly or indirectly controls, is controlled by, or is under common control with, a party, now or anytime in the future.

"BEAM Network" means a proprietary network operated by Business Partner for transferring medical data from one user to another user utilizing the Business Partner Software.

"Business Partner Products" means the Business Partner software, content and other products identified on the Product Schedules attached, including the published Documentation for these products, and all Updates for the foregoing developed by or for Business Partner.

"Business Partner Software" means a Business Partner Product that is a software product. Unless otherwise expressly specified in this Agreement or on a Product Schedule, Business Partner Software will be provided only in object code form.

"Change of Control" means a transaction or a series of related transactions: (a) in which one or more related parties that did not own or control an equity interest in Business Partner of at least 50% obtains ownership or control of at least 50% equity interest in Business Partner; (b) in which Business Partner sells all or substantially all of its assets; (c) in which Business Partner sells all or substantially all of its assets related to the Business Partner Products; or (d) as a result of which one or more related parties that did not previously have the right or power to exercise a controlling influence over the management or policies of Business Partner acquires the right or power, including, the right, power or other ability to elect a majority of Business Partner's board of directors or a s1m•1ar governing body.

"Customer" means any entity or party that licenses the Interfaced Product or the Business Partner Product from COMPANY.

•customer Agreement" means an executed agreement between COMPANY and a Customer in which a Customer licenses a Business Partner Product or Interfaced Product.

"Documentation" means the complete documentation for the Business Partner Products, in any media or format, including for all Business Partner Software, all programmer, user, training, operating, support and other manuals, technical specifications and documents and manuals relating to the installation, implementation, use. maintenance, testing and operation of the Business Partner Software, including all Updates for the foregoing developed by or for the Business Partner.

"Integrated Documentation" means the documentation for the Interfaced Product that COMPANY creates by modifying, incorporating and integrating the Documentation with COMPANY's documentation for the COMPANY Product.

"Interfaced Product" means the COMPANY Product with Beam Software added to the menu to be able to launch the Beam Network.

"Intellectual Property Rights" means copyright rights, patent rights, trade secret rights, and any other proprietary rights in or to intangible property recognized in any jurisdiction in the world, now or hereafter existing, whether or not registered or registrable.

"Instance" means a single copy of an executing software program in memory.

''Licensed Patents" means all patents and pending applications applicable to the Business Partner Product, which are owned or licensed by Business Partner at any time during the Term of this Agreement.

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''COMPANY Product" means any software product that COMPANY owns now or anytime in the future.

"Net Licensing Fees" are the fees invoiced to Customer by COMPANY or Resellers, less any applicable refunds, discounts, or credits.

"Notices” means all notices, requests, demands and other communications in writing that are required or permitted by this Agreement and delivered by confirmed facsimile transmission, by courier or overnight delivery services, or by certified mail, addressed to the parties' respective addresses as set forth in this Agreement.

"Publicly Available Software" means any software, whether in source code or object code, that: (i)contains, or is derived in any manner (in whole or in part) from, is distributed in connection with, requires for use or operation, links to, or is otherwise intended for use with, any software that is distributed as free software, open source software (e.g. Linux), or similar licensing or distribution models; and (ii) requires as a condition of use, modification and/or distribution of the software that the software or other software incorporated into, derived from or distributed with the software be (a) disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge. Publicly Available Software includes, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL), (b) The Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), (f) the Sun Industry Standards Source License (SISL). (g) the Apache Server license; (h) the BSD License; (i) the MIT License; (j) the Common Public License; (k) the Open Software License; or (I) the Academic Free License.

"Reseller" means any entity that COMPANY appoints to distribute and sublicense a Business Partner Product or Interfaced Product.

"Subscription" or "Subscription Service" means a Customer subscription to use the OneMedNet-provided BEAM Network.

"Sunset” means the occurrence of the following conditions: (a) Business Partner announces that it intends to cease all ongoing development and distribution of any Business Partner Product; and (b) Business Partner ceases providing maintenance and support for the Business Partner Product prior to the date that COMPANY's obligation to provide maintenance and support for the Business Partner Software product to its Customers expires.

"Updates" means: (a) all error corrections, bug fixes or patches for the Business Partner Products and Documentation; and (b) all enhancements, modifications, Improvements and upgrades for the Business Partner Products or Documentation that improve the performance of the Business Partner Products or that add new functionality or features and that the Business Partner provides to its customers without separate charge whether, in each Instance, enhancements, modifications, improvements or upgrades are designated as a new version or a new release or otherwise.

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EXHIBITS

SERVICE LEVEL STANDARDS

Business Partner will adhere to the following service level standards:

SECTION 1: DEFINITIONS

"Available Time• will mean the number of hours in any given month less the amount of Downtime related to Force Majeure, Scheduled Downtime or attributable to COMPANY.

"Business Days” will mean Monday through Friday, other than U.S. federal holidays.

"Business Partner Service Complaint" will mean any communication from either a COMPANY Customer, a Reseller, or COMPANY itself expressing dissatisfaction with the Business Partner Product, its operation, usability, content, and/or capability.

''Downtime will mean all times in which the Business Partner Product fails a service check as measured by the Monitoring Software (defined herein).

"Level 1 Support" includes providing. on a dedicated end-user support line, first-call support and primary point of contact to end-user technical support staff to answer technical inquiries regarding the Interfaced Software from end-users, including, but not limited to troubleshooting assistance and implementation support related to the interface between COMPANY and Business Partner software.

"Level 2 Support" includes providing on a support line specialist-level technical support to COMPANY in which the technical support staff: (a) perform problem isolation and replication; (b) implement solutions for problems that are not the result of Business Partner Product functionality errors; (c) in the case of a Business Partner Product functionality error, identify the source of the error, create a reproducible test case, and document the details of the error for referral to Business Partner; and {d) provide a timely response to COMPANY with adequate information regarding problem resolution such that COMPANY can close off the issue with the customer.

Standard problem closure criteria include: a clear problem description. identification of the product involved including product version, procedure used to resolve the issue and name and position of Individual at the customer site who verified the issue has been resolved, if applicable.

"Level 3 Support" includes using commercially reasonable efforts to provide COMPANY's technical support staff with fixes, patches and/or workarounds only for Business Partner Product functionality errors.

'Normal Business Hours" means Business Days, 8:30 am through 8:30 pm (Eastern Time)

"Support Issue" will mean a single, isolated item or question relating to the Business Partner Product. As used herein. if Business Partner is required to respond to or to issue a response, Business Partner will both contact the Customer, whether by telephone or email and also take internal steps to address the Support Issue.

"Uptime" will mean all times when the Business Partner Product is running in conformance with this Agreement, and is available to be accessed by COMPANY and its Customers as measured by automated site monitoring software operated by Business Partner (the "Monitoring Software").

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SECTION 2: BUSINESS PARTNER SERVICE SYSTEM RESPONSIVENESS

The Business Partner systems will serve each page requested by Customer in no more than 2.5 seconds 97% of the time, and in no event in more than 2.5 seconds for any page request, as reported by the web analytics tool or any other measurement tool mutually agreed upon in writing.

SECTION 3: CUSTOMER SERVICE AND SUPPORT

3.1Customer Calls.For Customer calls received directly by Business Partner or11s forwarded to Business Partner by COMPANY:

3.1.1Customer Service Call Center Performance: 98% of all calls w II be answer d within 30 seconds and 100% of calls will be answered within one minute.

3.1.2Average Hold Time: Average hold time for 98% of all calls will be no longer than two minutes, and average hold time for 100% of calls will be no longer than three minutes.

3.1.3Abandoned Calls:On average, less than three percent of all calls will be abandoned.

3.3Resolution.

3.3.190% of Support Issues identified as Critical will be resolved by Business Partner within eight hours of Business Partner receipt of the Support Issue inquiry.

3.3.290% of Support Issues that are identified as High will be resolved by Business Partner within 48 hours of receipt of the Support Issue inquiry.

3.3.390% of Support Issues that are identified as Standard will be resolved by Business Partner within 30 days of receipt of the Support Issue inquiry.

SECTION 4:  BUSINESS PARTNER PRODUCT AVAILABILITY

4.1All scheduled maintenance that may cause end user service disruption is to be conducted by Business Partner ("Scheduled Downtime”) for the Business Partner Product and will occur between the hours of 1:00am - 5:00 am (Eastern Time) on 14 days' prior Notice to COMPANY.

4.2Emergency maintenance that may cause end user service disruptions is to be conducted by Business Partner for the Business Partner Product and may occur from 1:00 am - 5:00 am (Eastern Time) during any day of the week on 12 hours' prior Notice to COMPANY. In any one calendar month the total of all emergency maintenance will not exceed 8 hours per month.

4.3Business Partner will ensure that Uptime is 99% of all Available Time, measured monthly.

SECTION 5: MAINTENANCE AND DOWNTIME

5.1Defined Support Levels. Unless otherwise set forth in a Product Schedule, COMPANY will be responsible for Level 1 support and Business Partner will be responsible for Level 2 and 3 support as further defined herein.

5.2Downtime. Downtime, other than Downtime related to Force Majeure, or Scheduled Downtime will not exceed: (i) more than 12 consecutive hours; (ii) more than 24 hours cumulatively in two weeks; or (iii) more than 36 hours cumulatively in any month.

5.3Priority Codes and Response Times.     Business Partner will provide support for the

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Business Partner Product according to the severity of the issue, and not necessarily in the order in which the issue was received. Customer will report the problem and, in accordance with the following priority codes: (l) COMPANY will take the first call and determine the call priority, and (ii) Business Partner will respond to COMPANY as set forth herein.

Priority	Severity	Response Time	Time to Resolution
Critical	An issue adversely affecting the delivery of patient care or causing financial liability due to operational or information deficiency.

Within one hour after COMPANY has reported the problem to Business Partner Business Partner will diligently work to resolve the problem and will follow up with COMPANY every hour until resolution of the problem. Within the initial one hour response, Business Partner will provide COMPANY with an action plan as to how they intend to resolve the problem.

Within eight hours of COMPANY's report, either by remedying the issue completely, providing a workaround, or an operational procedure, such that COMPANY agrees the issue may be considered no more severe than a "high• priority.

High

An issue that is not adversely affecting the delivery of patient care or causing financial liability, but is repeatedly affecting a Customer's or

COMPANY's usage of the Business Partner Product. the Interfaced Software or data integrity.

Within four hours after COMPANY has reported the problem to Business Partner. Business Partner will diligently work to resolve the problem and will follow up with COMPANY every 4 hours or until the next scheduled contact time.

Within 48 hours of COMPANY's report, either by remedying

the issue completely, providing a workaround or an operational procedure, such that COMPANY agrees the issue may be considered no more severe than a•standard" priority.

.

Standard	An issue that does not impact the operation or use of the Business Partner Product or the Interfaced Software.

Within the same Business Day after COMPANY has reported the problem to Business Partner. Business Partner will diligently work to resolve the problem and Business Partner will follow up with

COMPANY on the next scheduled contact

time.

Complete remedy by the next scheduled Update or 30 days whichever is sooner.

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SECTION 6: SERVICE LEVEL COMPLIANCE REPORTS

6.1Reports. On a monthly basis, Business Partner will supply COMPANY's Product Manager with accurate reports detailing compliance and non-compliance with each of the Service Level Standards set forth in standards 2 through 5 above In this Exhibit B.

6.2Measurement Period. All service level compliance will be measured monthly.

SECTION 7: REMEDIES

7.1Credits. For each month during which the Service Level Standards set forth in Sections 2, 3, or 4 are not maintained, Business Partner will issue a credit against Fees payable by COMPANY under this Agreement applicable to the succeeding month in the amount of ten percent (10%) of the Fees payable by COMPANY for the month in which the failure occurs. Any credits issued are not COMPANY's sole and exclusive remedy.

7.2Corrective Plans. With respect to the Service Level Standards set forth above, if any of these Service Level Standards are not met in any month, then Business Partner will develop and submit to COMPANY for approval within ten business days after the end of the measured month a corrective plan detailing the way in which (including timeline, not to exceed 30 days unless otherwise agreed to by COMPANY) Business Partner will correct the failure. Once the corrective plan is approved, Business Partner will execute it. If no corrective plan is submitted or approved, or if the goals and deadlines set forth in the corrective action plan are not met, then COMPANY will be entitled to consider the failure a breach, and if Business Partner does not cure the breach within 30 days from Notice of the breach, then COMPANY will be entitled to terminate the Agreement.

7.3Critical Failures. Failure to meet any of the Service Level Standards set forth in 5.2, 5.3, or 6, will constitute Critical Failures which are not, unless COMPANY agrees otherwise, subject to the corrective action plan process set forth above.

7.3.1In the event of a failure to meet any of the Service Level Standards set forth in 5.2, 5.3, or 6 above, COMPANY may provide Notice of termination pursuant to the Agreement.

7.3.2In the event of a failure to meet Service Level Standard 5.2, Business Partner agrees that a breach thereof is non-curable.

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EXHIBITC1

HIPAA BUSINESS ASSOCIATE OBLIGATIONS

This Business Associate Addendum (''BAA") is entered into by and between COMPANY Technologies Inc. ("COMPANY") and Business Partner ("Business Partner") and is effective as of the Effective Date.

RECITALS

A.Business Partner is providing customer support services to COMPANY under the Agreement, and COMPANY wishes to disclose certain information to Business Partner pursuant to the terms of the Agreement, some of which may constitute Protected Health Information ("PHI") (defined herein).

B.COMPANY and Business Partner intend to protect the privacy and provide for the security of PHI disclosed to Business Partner pursuant to the Agreement in compliance with (i) the Health Insurance Portability and Accountability Act of 1996, Public Law No. 104-191 ("HIPAA") (ii) Subtitle D of the Health Information Technology for Economic and Clinical Health Act (the "HITECH Act"), also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009, Public Law No. 111-005 ("ARRA•) and (iii) regulations promulgated thereunder by the U.S. Department of Health and Human Services c•HHS") (the •HIPAA Regulations"), including the HIPAA Omnibus Final Rule, which amended the HIPAA Privacy and Security Rules (as those terms are defined below) and implemented a number of provisions of the HITECH Act (the "HIPAA Final Rule"), extending certain HIPAA obligations to business associates and their subcontractors.

C.The purpose of this BAA is to satisfy certain standards and requirements of HIPAA the Privacy Rule and the Security Rule (as those terms are defined herein), and the HITECH Act, including, but not limited to, Title 45, §§ 164.314(a)(2){i), 164.502(e) and 164.504(e) of the Code of Federal Regulations ("C.F.R.").

In consideration of the mutual promises herein and the exchange of information pursuant to this BAA. the parties agree as follows:

SECTION 1: DEFINITIONS

"Breach will have th  same meaning given to such term in 45 C.F.R. § 164.402.

•Designated Record Set" will have the same meaning as the term "designated record set" in 45

C.F.R. § 164.501.

"Electronic Protected Health Information" or "Electronic PHI" will have the meaning given to such term under the Privacy Rule and the Security Rule, including, but not limited to. 45 C.F.R. § 160.103, as applied to the information that Business Partner creates, receives, maintains or transmits from or on behalf of COMPANY.

"individual will have the same meaning as the term "individual" in 45 C.F.R. § 160.103 and will include a person who qualifies as a personal representative in accordance with 45 C.F.R. § 164.502(9).

"Privacy Rule" will mean the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and Part 164, Subparts A and E.

''Protected Health Information" or “PHI'' will have the same meaning as the term “protected health information" in 45 C.F.R. § 160.103, as applied to the information created, received, maintained or transmitted by Business Partner from or on behalf of COMPANY.

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"Required by Law" will have the same meaning as the term “required by law" in 45 C.F.R. §

164.103.

"Secretary'' will mean the Secretary of the Department of Health and Human Services or his or her designee.

"Security Incident" will have the meaning given to such term in 45 C.F.R. § 164.304.

security Rule" will mean the Security Standards at 45 C.F.R. Parts 160 and Part 164, Subparts

A and C.

"Unsecured PHI" will have the same meaning given to such term under 45 C.F.R. § 164.402, and guidance promulgated thereunder.

Capitalized terms used in this BAA and not otherwise defined herein will have the meanings set forth in the Privacy Rule. the Security Rule, and the HIPAA Final Rule, which definitions are incorporated in this BAA by reference.

SECTION 2: PERMITTED USES AND DISCLOSURES OF PHI

2.1Uses and Disclosures of PHI Pursuant to Agreement. Except as otherwise limited in this BAA, Business Partner may use or disclose PHI to perform functions, activities or services for, or on behalf of, COMPANY as specified in the Agreement, provided that such use or disclosure would not violate the Privacy Rule 1f done by COMPANY. To the extent Business Partner is carrying out one or more of COMPANY's obligations under the Privacy Rule pursuant to the terms of the Agreement or this BAA, Business Partner will comply with the requirements of the Privacy Rule that apply to COMPANY in the performance of such obligation. Business Partner must notify and obtain COMPANY's approval in writing prior to transferring, storing or making PHI accessible outside of the Jurisdiction of the United States.

2.2Permitted Uses of PHI by Business Partner. Except as otherwise limited m this BAA, Business Partner may use PHI for the proper management and administration of Business Partner or to carry out the legal responsibilities of Business Partner.

2.3Permitted Disclosures of PHI by Business Partner. Except as otherwise limited in this BAA, Business Partner may disclose PHI for the proper management and administration of Business Partner, provided that the disclosures are Required by Law, or Business Partner obtains reasonable assurances in writing from the person to whom the information is disclosed that it will remain confidential and will be used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person (which purpose must be consistent with the limitations imposed upon Business Partner pursuant to this BAA), and that the person agrees to immediately notify Business Partner in writing of any instances of which it is aware in which the confidentiality of the information has been breached.

SECTION 3: OBLIGATIONS OF BUSINESS PARTNER

3.1Appropriate Safeguards. Business Partner will develop, implement, maintain, and use appropriate safeguards, and will, after the compliance date of the HIPAA Final Rule, comply with the Security Rule with respect to Electronic PHI, to prevent use or disclosure of such information other than as provided for by the Agreement and this BAA.

3.2Reporting of Improper Use or Disclosure, Breach or Securitv Incident. Without unreasonable delay and, In any event, no more than two business days after discovery, Business Partner will notify COMPANY in writing of any use or disclosure of PHI not provided for by this BAA or the Agreement, including Breaches of Unsecured PHI as required by 45 C.F.R. § 164.410, incidents that pose a risk of constituting Breaches and any Security Incident of which it becomes aware. Business

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Partner will deliver the initial notification of such Breach, in writing to the individual at the address set forth in the signature block below with a copy to the General Counsel, COMPANY, One Post Street, San Francisco, CA 94104.  Such notification must include: a reasonably detailed description of the Breach and t e steps Business Partner is taking, and would propose, to mitigate or terminate the Breach. Furthermore, Business Partner will supplement the initial notification, no more than ten (10) days following discovery (or following the date additional information becomes reasonably available to Business Partner), with information including: (i) the Identification of each individual whose PHI was or is believed to have been involved; (ii} a reasonably detailed description of the types of PHI involved; (iii) all other information reasonably requested by COMPANY, including all information necessary to enable COMPANY to perform and document a risk assessment in accordance with 45 C.F.R. Part 164 subpart D; and (iv) all other information necessary for COMPANY to provide notice to a HIPAA covered entity customer, individuals, HHS, or the media, if required. An initial notification to COMPANY will not be delayed because the Business Partner has not confirmed a Breach or Security Incident, has not completed an investigation or does not have all the information needed to provide a complete report. Business Partner will also notify COMPANY, in writing, within the timeframes and in the manner outlined in this BAA, of any use or disclosure of PHI by its subcontractor(s) (or subcontractors' agent(s)) not provided for by the Agreement and this BAA. Despite anything to the contrary in the preceding provisions, in COMPANY's sole and absolute discretion and in accordance with COMPANY's directions, Business Partner will conduct, or pay the costs of conducting, an investigation of any Breach and will provide or pay the costs of providing, any notices required by 45 C.F.R. §§ 164.404 and 164.406.

3.3Business Partner's Agents.  In accordance with 45 C.F.R. § 164.502(e)(1)(ii) and 45 C.F.R. § 164.308(b)(2), as applicable, Business Partner will ensure that any agent or subcontractor that creates, receives, maintains or transmits PHI on behalf of Business Partner for services provided to COMPANY, agrees in writing to restrictions and conditions that are substantially similar to those that apply through this BAA to Business Partner with respect to such PHI. Business Partner will ensure that any agent, including a subcontractor, to whom it provides Electronic PHI agrees in writing to implement reasonable and appropriate safeguards to protect such information. If an agent or subcontractor is not subject to the jurisdiction or laws of the United States, or If any us or disclosure of PHI in performing the obligations under the BAA or the Agreement will be outside of the jurisdiction of the United States, Business Partner must notify and obtain COMPANY's approval in advance, and require its agent or subcontractor to agree by written contract with Business Partner to be subject to the jurisdiction of the Secretary, the laws and the courts of the United States. and waive any available jurisdictional defenses that pertain to the parties• obligations under this BAA, HIPAA or the HlTECH Act. Access to PHI. Business Partner will make PHI contained in a Designated Record Set available to COMPANY, or at COMPANY's direction, to an Individual, pursuant to 45 C.F.R. § 164.524, within five (5) business days of Business Partner's receipt of a request from COMPANY.  If an Individual makes a request for access pursuant to 45 C.F.R. § 164.524 directly to Business Partner, or inquires about his or her right to access, Business Partner will, within five (5) business days of receipt of such request, forward it to COMPANY. Unless COMPANY directs otherwise, any response to such request will be the responsibility of COMPANY.

3.5Amendment of PHI. Business Partner will make PHI contained in a Designated Record Set available to COMPANY for amendment pursuant to 45 C.F.R. § 164.526 or amend the PHI at COMPANY's request within five (5) business days of Business Partner's receipt of a request from COMPANY. If an Individual requests such amendment pursuant to 45 C.F.R. § 164.526 from Business Partner. or inquires about his or her right to amendment, Business Partner will, within five (5) business days of receipt thereof, forward such request to COMPANY. Unless COMPANY directs otherwise, any response to such requests will be the responsibility of COMPANY.

3.6Documentation of Disclosures. Business Partner will document such disclosures of PHI and information related to such disclosures as would be required for COMPANY to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528. Business Partner will document, at a minimum, the following information ("Disclosure Information"):  (a) the date of the disclosure; (b) the name and, if known, the address of the recipient of the PHI; (c) a brief description of the PHI disclosed: {d) the purpose of the disclosure that includes an explanation of the

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basis for such disclosure; and (e} any additional information required under the HITECH Act and any implementing regulations.

3.7Accounting of Disclosures. Within five (5) business days after Business Partner receives a request from COMPANY, Business Partner will provide to COMPANY information collected In accordance with Section 3.6 of this BAA, to permit COMPANY to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528. If any Individual requests an accounting of disclosures of PHI directly from Business Partner, Business Partner will, within five (5) business days of receipt thereof, forward such request to COMPANY.  Unless COMPANY directs otherwise, any response to such requests will be the responsibility of COMPANY.

3.8Access to Records. Business Partner will make its internal practices, books and records relating to the use and disclosure of PHI received from, or created or received by Business Partner on behalf of, COMPANY available to the Secretary or COMPANY in a time and manner agreed upon with COMPANY or designated by the Secretary for purposes of determining compliance with the Privacy Rule and the Security Rule. Upon reasonable request, Business Partner will provide satisfactory assurances to COMPANY that Business Partner remains in compliance with the terms of this BAA.

3.9Mitigation. Business Partner will mitigate, to the greatest extent practicable, any harmful effects of any use or disclosure of PHI by it or its agents or subcontractors not permitted by this BAA of which it becomes aware.

3.10Minimum Necessary. Business Partner will request. use and disclose the minimum amount of PHI necessary to accomplish the purpose of the request, use or disclosure, in accordance with 45 C.F.R. § 164.514(d), and any amendments thereto.

3.11HIPAA Final Rule Applicability. Business Partner acknowledges that enactment of the HITECH Act, as implemented by the HIPAA Final Rule, amended certain provisions of HIPAA in ways that now directly regulate, or will on future dates directly regulate, business associates under the Privacy Rule and Security Rule. To the extent not referenced or incorporated herein, requirements applicable to business associates under the HIPAA Final Rule are hereby incorporated by reference into this BAA. Business Partner agrees, as of the compliance date of the HIPAA Final Rule, to comply with applicable requirements imposed under the HIPAA Final Rule and complying with any amendments thereto.

SECTION 4: OBLIGATIONS OF COMPANY

4.1Notification of Restrictions to Use or Disclosure of PHI. COMPANY will notify Business Partner of any restriction to the use or disclosure of PHI that COMPANY has agreed to in accordance with 45 C.F.R. § 164.522, to the extent that such restriction may affect Business Partner's use or disclosure of PHI.

4.2Permissible Requests by COMPANY. COMPANY will not request Business Partner to use or disclose PHI in any manner that would not be permissible under the Privacy Rule, the Security Rule or the HIPAA Final Rule if done by COMPANY, except as permitted pursuant to the provisions of Sections 2.1, 2.2 and 2.3 of this BAA.

SECTION 5: TERM AND TERMINATION

5.1Term. The term of this BAA will commence as of the Effective Date, and will terminate on the later date of termination of this BAA or when all of the PHI provided by COMPANY to Business Partner, or created or received by Business Partner on behalf of COMPANY, is destroyed or returned to COMPANY or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with Section 5.3.

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5.2Termination for Cause. Upon COMPANY's determination that Business Partner has violated or breached a material term of this BAA, COMPANY may: (a) provide notice of the violation in writing to Business Partner that provides a reasonable opportunity for Business Partner to cure the breach or end the violation, and terminate this BAA if Business Partner does not cure the breach or end the violation within the reasonable time specified by COMPANY; or (b) immediately terminate this BAA if it determines that Business Partner has breached a material term of this BAA and cure is not reasonably possible.

5.3Effect of Termination.

5.3.1Except as provided in this Section 5.3.2, upon termination of the Agreement or this BAA for any reason, Business Partner will, at the election of COMPANY, return to COMPANY or destroy all PHI received from COMPANY, or created or received by Business Partner on behalf of COMPANY, and will retain no copies of the PHI. This provision will apply to PHI that is in the possession of subcontractors or agents of Business Partner.

5.3.2If it is infeasible far Business Partner to return or destroy the PHI upon termination of the Agreement or this BAA, Business Partner will provide to COMPANY written notification within ten {10) business days after receiving notice of termination of the Agreement or this BAA of the conditions that make return or destruction of such PHI infeasible. Upon agreement by COMPANY that return or destruction of the PHI is infeasible, which will not be unreasonably withheld, Business Partner will: (a) extend the protections of this BAA to such PHI; (b) limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Partner maintains such PHI; and (c) never disclose such PHI to another Business Partner client or third party.

SECTION 6: COOPERATION IN INVESTIGATIONS

In addition to any damages recoverable under this BAA, the Parties acknowledge that certain breaches or violations of this BAA may result in litigation or investigations pursued by federal or state governmental authorities of the United States resulting in civil liability or criminal penalties. Each Party will cooperate in good faith in all respects with the other Party in connection with any request by a federal or state governmental authority for additional information and documents or any governmental investigation, complaint, action or other inquiry.

SECTION 7: SURVIVAL

The respective rights and obligations of Business Partner under Section 5.3 of this BAA will survive the termination of the BAA and the Agreement.

SECTION 8: AMENDMENT

This BAA may be modified, or any rights under it waived, only by a written document executed by the authorized representatives of both Parties. In addition, if any relevant provision of the Privacy Rule, the Security Rule or the HIPAA Final Rule is amended in a manner that changes the obligations of COMPANY or Business Partner that are embodied in terms of this BAA, then the Parties agree to negotiate in good faith appropriate non-financial terms or amendments to this BAA to give effect to such revised obligations.

SECTION 9: EFFECT OF BAA

In the event of any inconsistency between the provisions of this BAA and the Agreement, the provisions of this BAA will control. In the event that a court or regulatory agency with authority over Business Partner or Customer interprets the mandatory provisions of the Privacy Rule, the Security Rule or the HIPAA Final Rule, in a way that is inconsistent with the provisions of this BAA, such interpretation will control. Where provisions of this BAA are different from those mandated In the Privacy Rule, the

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Security Rule, or the Hf PAA Final Rule. but are nonetheless permitted by such rules as interpreted by courts or agencies, the provisions of this BAA w1U control.

SECTION 10; GENERAL

This BAA is governed by, and will be construed In accordance with, the laws of the State that govern the Agreement. If any part of a provision of this BAA is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this BAA will not be affected. All notices relating to the parties• legal rights and remedies under this BAA will be provided in writing to a party, will be sent to its address set forth in the Agreement, or to such other address as may be designated by that party by notice to the sending party, and will reference this BAA. Nothing in this BAA will confer any right, remedy, or obligation upon anyone other than COMPANY and Business Partner. This BAA is the complete and exclusive agreement between the part es with respect to the subject matter hereof, superseding and replacing all prior agreements, communications, and understandings (written and oral) regarding its subject matter.

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EXHIBITC2

PERSONAL INFORMATION PROTECTION TERMS

This Personal Information Protection Addendum ("PIP'') is entered into by and between COMPANY Technologies Inc. ("COMPANY") and Business Partner (''Business Partner") and is effective as of the Effective Date. COMPANY and Business Partner may be individually referred to as a Party" and, collectively, as •Parties" in this PIP.

RECITALS

A.

Business Partner is providing services to COMPANY under the Agreement. and COMPANY wishes to disclose certain information to Business Partner pursuant to the terms of the Agreement, some of which may constitute Personal Information (as defined below).

B.

COMPANY and Business Partner intend to protect the privacy and provide for the security of Personal Information disclosed to Business Partner pursuant to the Agreement in compliance with Applicable Privacy Laws. For the purpose of this PIP, "Applicable Privacy Laws" shall mean (i) the federal Personal Information Protection and Electronic Documents Act (PIPEDA), the provincial Personal Information Protection Acts in place in Alberta and British Columbia as well as An Act respecting the protection of personal information in the private sector (Quebec), (ii) the £-Health (Personal Health Information Access and Protection of Privacy)Act in British Columbia, the Health Information Act in Alberta, the Personal Health Information Act in Manitoba, the Personal Health Information Protection Act, 2004 in Ontario, the Personal Health Information Privacy and Access Act in New Brunswick, the Personal Health Information Act in Newfoundland and Labrador, and the Personal Health Information Act in Nova Scotia (iii) the Canada Anti-Spam Act Legislation (CASL).

In consideration of the mutual promises below and the exchange of information pursuant to this PIP. th Parties agree as follows:

SECTION 1: DEFINITIONS

1.1

"Personal Health Information" or "PHI" means identifying information about an individual, whether Irving or deceased, and In both recorded and unrecorded forms, and including Information that (a) relates to the physical or mental health of an individual, Including information that consists of the health history of the individual's family; (b) concerns any health service provided to the individual;

(c)concerns the donation by the individual of any body part or any bodily substance of the individual or information derived from the testing or examination of a body part or bodily substance of the individual; (d) is collected in the course of providing health services to the individual; or (e) is collected incidentally to the provision of health services to the individual.

1.2

"Personal Information" or "PI" means information about an identifiable individual, including Personal Health Information and includes (without limitation) any information that is "personal information" within the meaning of one or more Applicable Privacy Laws.

1.3

"Process• or "Processing• means any operation or set of operations performed upon Personal Information, whether or not by automatic means. such as creating, collecting, procuring, obtaining, accessing, recording, organizing, storing, adapting, altering, retrieving, consulting, using, disclosing or destroying the data.

1.4	"Protected Individual" means the individual who is the subject of the Personal Information collected, used and/or disclosed.

Capitalized terms used in this PIP and not otherwise defined herein will have the meanings set forth in Applicable Privacy Laws, which definitions are incorporated in this PIP by reference.

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SECTION 2: OBLIGATIONS OF BUSINESS PARTNER

Business Partner represents, warrants and covenants as follows:

2.1

Business Partner shall hold in strict confidence any and all Personal Information. Business Partner shall take the appropriate legal, organizational, and technical measures, including encryption, to ensure the confidentiality of the Personal Information.

2.2

Business Partner shall Process Personal Information only on behalf of and for the benefit of COMPANY, for the purposes of performing functions, activities or services for, or on behalf of, COMPANY as specified in the Agreement, provided that such Processing would not violate Applicable Privacy Laws if done by COMPANY.

2.3	Business Partner shall take reasonable steps to ensure that the Personal Information it holds is reliable for its intended use, accurate, complete, and current

2.4

Business Partner must notify and obtain COMPANY's approval i writing prior to transferring, storing or making Personal Information accessible outside of the jurisdiction of Canada, which approval may be refused by COMPANY.

2.5

Business Partner shall limit access to Personal Information to its employees who have a need to know the Personal Information as a condition to Business Partner's performance of services for or on behalf of COMPANY.

2.6

Business Partner shall not subcontract any of its rights or obligations concerning Personal Information, without COMPANY's prior written approval. Business Partner shall enter into a written agreement with each such approved subcontractor that imposes obligations on the subcontractor that are substantially similar to those imposed on Business Partner under this Agreement. Business Partner shall only retain subcontractors that Business Partner can reasonably expect to be suitable and capable of performing the delegated obligations in accordance with this Agreement and COMPANY's written instructions.

2.7

Request for Access or Corrections. Business Partner shall promptly notify COMPANY in writing, but no later than two (2) business days, of any requests with respect to Personal Information received by Business Partner's employees, agents or subcontractors. Business Partner shall respond to such requests in accordance with COMPANY's instructions. Business Partner shall cooperate with COMPANY If an individual reasonably requests access to his or her Personal Information, or to correct, amend or delete his or her Personal Information. Unless COMPANY directs otherwise, any response to such request will be the responsibility of COMPANY.

2.8

Access to Records. Business Partner will make its internal practices, books and records relating to the use and disclosure of Pl received from, or created or received by Business Partner on behalf of COMPANY available to COMPANY in a time and manner agreed upon with COMPANY for purposes of determining compliance with the Applicable Privacy Laws. Upon reasonable request, Business Partner will provide satisfactory assurances to COMPANY that Business Partner remains in compliance with the terms of this PIP.

2.9

Subject to applicable law, Business Partner shall notify COMPANY promptly In writing, but no later than two (2) business days, of any subpoena or other judicial or administrative order by a government authority or proceeding seeking access to or disclosure of Personal Information. COMPANY shall have the right to defend such action in lieu of and on behalf of Business Partner. Business Partner shall reasonably cooperate with COMPANY in such defense.

2.10	Business Partner shall comply with all applicable laws including without limitation Applicable Privacy Laws.

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2.11

Business Partner shall develop, implement, maintain, and use appropriate safeguards and other security measures designed to (i) ensure the security and confidentiality of Personal Information; (ii) protect against any anticipated threats or hazards to the security and integrity of Personal Information; and (iii) protect against any actual or suspected unauthorized Processing, loss, use, access, disclosure, alteration or destruction of any Personal Information (hereinafter "Privacy and/or Security Incident").

2.12

Business Partner shall immediately notify COMPANY in writing of any suspected or actual Information Privacy and/or Security Incident of which Business Partner becomes aware. Business Partner will deliver such notification to the address designated for legal notices in the Agreement with a copy to the General Counsel, COMPANY, One Post Street, San Francisco, CA 94104. address or The initial notification to COMPANY will not be delayed because the Business Partner has not confirmed a Privacy and/or Security Incident, has not completed an investigation or does not have all the information needed to provide a complete report. Such notice shall summarize in reasonable detail the effect on COMPANY, if known, of the Privacy and/or Security Incident and the corrective action taken or to be taken by Business Partner. Furthermore, Business Partner will supplement the initial notification, no more than three (3) days following discovery (or following the date additional information becomes reasonably available to Business Partner), with information including: (i) the identification of each individual whose Pl was or is believed to have been involved;

(ii)a reasonably detailed description of the types of Pl involved; (iii) all other information reasonably requested by COMPANY, including all information necessary to enable COMPANY to perform and document a risk assessment; and (iv) all other information necessary for COMPANY to provide notices under Applicable Privacy Laws to the Protected Individuals, the privacy commissioners, COMPANY's clients or the media, if required. Business Partner will also notify COMPANY, in writing, within the timeframes and in the manner outlined in this PIP , of any use or disclosure of Pl by its subcontractor(s) (or subcontractors' agent(s)) not provided for by the Agreement and this PIP. Despite anything to the contrary in the preceding provisions, in COMPANY's sole and absolute discretion and in accordance with COMPANY's directions. Business Partner will conduct, or pay the costs of conducting, an investigation of any Privacy and/or Security Incidents and will provide or pay the costs of providing, any notices which COMPANY's legal representatives deem necessary.

2.13

The content of any filings, communications, notices, press releases or reports related to any Information Privacy and/or Security Incident specific to COMPANY will be directed and approved by COMPANY prior to any publication or communication thereof. Business Partner will responsible for any and all Privacy and/or Security Incidents and the costs of remediation, except for Privacy and/or Security Incidents caused solely by COMPANY.

2.14

Business Partner shall: (i) investigate any complaint regarding compliance with this PIP; (ii) implement mechanisms for verifying compliance with this PIP; and (iii) remedy problems arising out of failure to comply with this PIP.

2.15

Mitigation. Business Partner will mitigate, to the greatest extent practicable, any harmful effects of any use or disclosure of Pl by rt or its agents or subcontractors not permitted by this PIP of which it becomes aware.

2.16

Minimum Necessary. Business Partner will request, use and disclose the minimum amount of Pl necessary to accomplish the purpose of the request, use or disclosure, in accordance all Applicable Privacy Laws.

SECTION 3: OBLIGATIONS OF COMPANY

3.1

Notification of Restrictions to Use or Disclosure of Pl. COMPANY will notify Business Partner of any restriction to the collection, use or disclosure of Pl that COMPANY has agreed to, to the extent that such restriction may affect Business Partner's performance under the terms of the Agreement.

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3.2	Permissible Requests by COMPANY. COMPANY will not request Business Partner to use or disclose Pl in any manner that would not be permissible under the Applicable Privacy Laws.

SECTION 4: TERM AND TERMINATION

4.1

Term. The term of this PIP will commence as of the Effective Date, and will terminate on the later date of termination of the Agreement or when all of the Pl provided by COMPANY to Business Partner, or created or received by Business Partner on behalf of COMPANY, is destroyed or returned to COMPANY or, if it is infeasible to return or destroy Pl, protections are extended to such information, in accordance with Section 4.3.

4.2

Termination for Cause. Upon COMPANY's determination that Business Partner has violated or breached a material term of this PIP , COMPANY may: (a) provide notice of the violation in writing to Business Partner that provides a reasonable opportunity for Business Partner to cure the breach or end the violation, and terminate this PIP and the Agreement if Business Partner does not cure the breach or end the violation within the reasonable time specified by COMPANY; or (b) immediately terminate this PIP and the Agreement if it determines that Business Partner has breached a material term of this PIP and cure is not reasonably possible.

4.3	Effect of Termination.

4.3.1

Except as provided in Section 4.3.2 below, upon termination of the Agreement or this PIP for any reason. Business Partner will, at the election of COMPANY, return to COMPANY or destroy all Pl received from COMPANY, or created or received by Business Partner on behalf of COMPANY, and will retain no copies of the Pl. This provision will apply to Pl that is in the possession of subcontractors or agents of Business Partner.

4.3.2

If it is Infeasible for Business Partner to return or destroy the Pl upon termination of the Agreement or this PIP, Business Partner will provide to COMPANY written notification within ten (10) business days after receiving notice of termination of the Agreement or this PIP of the conditions that make return or destruction of such Pl infeasible. Upon agreement by COMPANY that return or destruction of the Pl is infeasible, which will not be unreasonably withheld, Business Partner will: (a) extend the protections of this PIP to such Pl: (b) limit further uses and disclosures of such Pl to those purposes that make the return or destruction infeasible, for so long as Business Partner maintains such Pl; and (c) never disclose such Pl to another Business Partner client or third party.

SECTION 5: COOPERATION IN INVESTIGATIONS

In addition to any damages recoverable under this PIP, the Parties acknowledge that certain breaches or violations of this PIP may result in litigation or investigations pursued by federal or provincial governmental authorities of Canada resulting in civil liability or penalties. Each Party will cooperate in good faith in all respects with the other Party in connection with any request by a federal or provincial governmental authority for additional information and documents or any governmental investigation, complaint, action or other inquiry.

SECTION 6: RIGHT TO MONITOR

COMPANY shall have the right to monitor Business Partner's compliance with the terms of this PIP. Once per contract year, or upon reasonable belief by COMPANY that Business Partner is Processing Personal Information in any way contrary to this Agreement, during normal business hours, with prior notice, at a reasonably agreed time and at COMPANY's expense, COMPANY or Its authorized representative may inspect Business Partner's facilities and equipment, and any information or materials

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in Business Partner's possession, custody or control, relating in any way to Business Partner's obligation under this PIP. Business Partner shall cooperate reasonably with any such inspection initiated by COMPANY.

Business Partner shall promptly respond to any reasonable inquiries from COMPANY related to the Processing of Personal Information subject to this PIP .

SECTION 7: SURVIVAL

The rights and obligations of Business Partner under Section 4.3 of this PIP will survive the termination of the PIP and the Agreement.

SECTION 8: AMENDMENT

This PIP may be modified, or any rights under it waived, only by a written document executed by the authorized representatives of both Parties. In addition, if any relevant provision of the Applicable Privacy Laws is amended in a manner that changes the obligations of COMPANY or Business Partner that are embodied in terms of this PIP, then the Parties agree to negotiate in good faith appropriate non financial terms or amendments to this PIP to give effect to such revised obligations

SECTION 9: EFFECT OF PIP

In the event of any inconsistency between the provisions of this PIP and the Agreement, the provisions of this PIP will control. In the event that a court or regulatory agency with authority over Business Partner, COMPANY or the Protected Individuals interprets the mandatory provisions of the Applicable Privacy Laws in a way that is inconsistent with the provisions of this PIP , such interpretation will control. Where provisions of this PIP are different from those mandated in the Applicable Privacy Laws, but are nonetheless permitted by such Applicable Privacy Laws as interpreted by courts or agencies. the provisions of this PIP will control.

SECTION 10: GENERAL

This PIP is governed by, and will be construed in accordance with. the laws of that govern the Agreement. If any part of a provision of this PIP 1s found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this PIP will not be affected. All notices relating to the Parties' legal rights and remedies under this PIP will be provided in writing to a Party, will be sent to its address set forth in the signature block below, or to such other address as may be designated by that Party by notice to the sending Party, and will reference this PIP. Nothing in this PIP will confer any right. remedy, or obligation upon anyone other than COMPANY and Business Partner. This PIP is the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing all prior agreements, communications, and understandings (written and oral) regarding its subject matter.

SECTION 11: INJUNCTIVE RELIEF

Business Partner agrees that any Processing of Personal Information in violation of the terms of this PIP, COMPANY's instructions or any applicable laws including any Applicable Privacy Laws, or any Privacy and/or Security Incident, may cause irreparable and immediate harm to COMPANY for which money damages may not constitute an adequate remedy. Therefore, Business Partner agrees that COMPANY may obtain specific performance and injunctive or other equitable relief for any such violation or incident, in addition to its remedies at law, without proof of actual damages. Business Partner agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

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EXHIBIT D

RESERVED

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EXHIBIT E

MEDICAL DEVICE OBLIGATIONS

SECTION 1: DEFINITIONS

"Adverse Event" means an event for which a Business Partner Product is alleged to have (1) caused or contributed to a death or serious adverse health consequence, or (2) malfunctioned, and may cause or contribute to a death or serious adverse health consequence if the alleged malfunction were to recur.

"Applicable Law" means all applicable ordinances, rules. regulations, laws, guidelines, guidance, requirements and court orders of any kind whatsoever of any Authority as amended from time to time.

•Authority" means any government regulatory authority responsible for granting approvals for the performance of Services under this Agreement or for the Manufacturing, use, marketing, sale, pricing and/or other disposition of Business Partner Product(s).

"Complaint" means any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of Business Partner Product(s) after it is released for distribution, including alleged deficiencies related to the labeling or packaging.

"Device History Record" ("OHR") means a compilation of records containing the production history of the Business Partner Product(s).

•Device Master Record"("DMR") means a compilation of records containing the procedures and specifications for the Business Partner Product(s).

"FDA• means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

"labeling" means all labels and other written, printed or graphic materials (1) upon which any article or any of its containers or wrappers, or (2) accompanying such article at any time while a device is being held for sale after shipment or delivery for shipment in interstate commerce."

"Manufacture" and "Manufacturing" means all steps, processes and activities necessary to produce Business Partner Product(s), including, the design, fabrication, assembly, processing, or installation of Business Partner Product(s) that are released for commercial distribution in accordance with the terms and conditions hereof.

•Manufacturing Process" means any and all processes (or any step in any process) used or planned to be used by Business Partner to Manufacture Business Partner Product(s).

"Quality System Regulation" or "QSR" means the regulatory requirements for the methods used in, and the facilities and controls used for, the design, manufacture, packing, labeling, storage, installation and servicing of finished devices, codified at 21 C.F.R. Part 820.

"Records" means written or electronic accounts, notes, data, record of, and all information and results obtained from performance of Services of all work done by it under this Agreement.

"Services" means the Manufacturing and other activities that Business Partner is engaged to provide under this Agreement.

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SECTION 2: COMPLIANCE WITH LAWS GENERALLY

2.1Termination or Expiration. The termination or expiration of this Agreement will not relieve either party of its responsibility to comply in all material respects with any statutory or regulatory requirements associated with the Business Partner Product(s).

2.2Generally. Business Partner will manufacture the Business Partner Product(s) in accordance with and in substantial compliance with all applicable regulations, including United States Food, Drug and Cosmetics Act (US FD&C Act), European Medical Devices Directive (93/42/EEC). Canadian Medical Devices Regulations (SOR /98-282) and Australian Therapeutic Goods Act 1989, and any applicable international regulatory requirements, whether or not specifically identified in this Agreement.

2.3Regulatory. Business Partner will obtain, maintain and provide to COMPANY any and all necessary regulatory pre-market clearances, licenses, certificates and all other applicable authorizations required, necessary or desirable for the discharge and performance of its duties and obligations under this Agreement.

2.4Notification. Business Partner will notify COMPANY of all changes affecting the design, manufacture, installation, servicing, importation, marketing or sublicense of Business Partner Product(s), including changes to regulatory clearances, certificates and licenses, and specific changes regarding COMPANY's activities under this Agreement.

SECTION 3: COMPLIANCE WITH APPLICABLE QUALITY SYSTEM REQUIREMENTS

3.1 Generally. Business Partner will manufacture the Business Partner Product(s) in accordance with and in substantial compliance with all applicable regulations, including the applicable requirements of ISO 13485 and the QSR, and any applicable international regulatory requirements, whether or not specifically identified in this Agreement. Without limiting the generality of the foregoing:

3.2. Quality System Requirements. Each Party will establish and maintain a quality system that is appropriate for the activities for which the Party is responsible under this Agreement and that is in substantial compliance with FDA and current good manufacturing practices.

SECTION 4: PRODUCT ACCEPTANCE

4.1Generally. COMPANY will conduct acceptance activities with respect to the Business Partner Product(s), and both parties will maintain acceptance records, in substantial compliance with applicable regulations.

4.2Records. Business Partner will maintain applicable records to demonstrate that Business Partner Product(s) conforms to specified requirements, and all claims in the labeling for the applicable Business Partner Product(s).

4.3Device Master Record. Business Partner will maintain the DMR and will document the location of the original, and reproductions of, all documents that comprise the DMR for the Business Partner Product(s) and will provide COMPANY with access to relevant sections of the DMR needed to manufacture, install and service the Business Partner's Product(s).

4.4Control of Non-conforming Product. ach party will establish and maintain procedures in substantial compliance with ISO 13485 and the QSR to control Business Partner Product that does not oonform to specified requirements.

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4.6 Corrective and Preventive Actions. Both parties will establish and maintain procedures for implementing corrective and preventive actions in substantial compliance with ISO 13485 and with the QSR. The parties will collaborate to determine the division of responsibility for implementation of corrective and preventive actions depending upon the nature of the quality problem and the proposed solution. Where necessary, Business Partner will cooperate with COMPANY to conduct failure investigations, determine the root cause of quality problems. identifying corrective actions, and assuring their implementation and effectiveness.

SECTION 5: PRODUCT LABELING & PACKAGING

5.1 Generally. Both parties will establish and maintain procedures to control labeling activities in substantial compliance with JSO 13485, the QSR and all applicable regulations.

5.2.Labels. Business Partner will create and revise, as appropriate, labels and labeling, including product labels, user's manuals and marketing type graphics (e.g., product brochures) and will notify COMPANY of all such changes.

5.3.Business Partner is responsible for ensuring that labels and labeling are complete, accurate and compliant with clearances, licenses, certificates and other applicable authorizations for marketing and distribution of Business Partner Product(s).

5.4.The parties will collaborate to ensure that the packaging and shipping containers for the Product(s) are designed and constructed to protect the Product(s) from alteration or damage during the customary conditions of processing, storage, handling or distribution in substantial compliance with ISO 13485 and the QSR.

5.5 At minimum, all labeling shall be provided by Business Partner in English. If translation is required to enable COMPANY to perform activities under this Agreement in compliance with applicable regulations, the Business Partner will be responsible for translation of the applicable labeling, and for validation of the translated labeling.

SECTION 6: PRODUCT INSTALLATION & SERVICING

6.1Gen rally. Both parties will establish and maintain procedures to control installation and servicing activities in substantial compliance with ISO 13485, the QSR and all applicable regulations.

6.2COMPANY will create and maintain records that demonstrate that the Business Partner's Product(s) was installed and serviced in accordance with the DMR provided to COMPANY by the Business Partner.

6.3Each party shall establish and maintain service records, including for preventive maintenance and requests for information from customers. Any service reports that identify an Adverse Event shall automatically be considered to be complaints, and shall be processed in accordance with the requirements in Section 7 of this Agreement

SECTION 7: COMPLAINT HANDLING AND MEDICAL DEVICE REPORTING

7.1Each party will cooperate fully with the other party in dealing with customer complaints concerning the Business Partner Product(s) and will take action to promptly resolve any complaints as may be reasonably requested by the other party. Both parties are responsible for complying with all applicable regulatory requirements pertaining to the reporting of Adverse Events, and will reasonably coordinate and cooperate with each other to fulfill these requirements.

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7.2Without limiting the generality of the foregoing, each party will:

7.2.1.Maintain a record of all customer complaints received by it relating to the Business Partner Product(s) and promptly advise the other party in writing of all these complaints;

7.2.2.Notify the other party by telephone of all complaints related to Business Partner Product(s) that may be reportable to the relevant Authority within 24 hours of knowledge thereof and in writing within two working days of receipt of the preliminary details thereof;

7.2.3.Establish a tracking system for all Business Partner Product(s) so as to permit successful tracking in the event of a recall;

7.2.4.Keep a record of all customer complaints and complaint investigations relating to Business Partner Product(s);

7.2.5.Make determinations as to whether a complaint about Business Partner Product(s) is required to be reported to applicable regulatory authorities, in accordance with applicable regulations;

7.2.6.Make all necessary correspondence with all applicable regulatory authorities with respect to complaints about the Business Partner Product(s); and

7.2.7.Maintain all records required by applicable regulations.

SECTION 8: DEVICE REMOVALS AND CORRECTIONS

8.1Subject to compliance with applicable laws and regulations, either party who becomes aware of any defect, problem or adverse condition in any Business Partner Product(s) will notify the other of any defect, problem or adverse condition within five business days. However, if the defect, problem or adverse condition may have caused or contributed to death or serious injury, the party who becomes aware will notify the other party within two business days.

8.2If either party in good faith determines that a removal, correction or other action involving a Business Partner Product(s) is warranted, this party will immediately notify the other party and will advise the other party of the reasons underlying its determination that a removal, correction or other action is warranted.

8.3Both parties will determine whether any action such as a removal, correction or other action should be undertaken.

8.4If either party determines that a removal, correction or other action ls appropriate, Business Partner will initiate correction or removal and will track the Business Partner Product(s) in accordance with applicable laws and regulation.

8.5Business Partner will make any necessary reports of removals, corrections and other actions to appropriate regulatory authorities. Business Partner will maintain records of all removals, corrections and other actions conducted for Business Partner Product(s) as required by law.

8.6Business Partner will be responsible for all costs and expenses of any removals or corrections to the extent the removal or correction is caused by the failure of Business Partner to comply with applicable regulations.

SECTION 9: PRODUCT MODIFICATIONS

9.1	Either party may propose a product design or manufacturing modification.

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9.2Business Partner will be responsible for making the final decision as to whether a proposed design or manufacturing change may be implemented for the Business Partner Product(s).

9.3Business Partner will be responsible for making the final determination as to whether the changes require regulatory approval or clearance prior to implementation and will be responsible for filing and obtaining any required approvals and/or clearances.

9.4Business Partner will notify COMPANY of changes affecting the Business Partner Product(s), including any changes to labeling, subject to this Agreement. COMPANY will evaluate the changes and will notify Business Partner if further actions are required.

SECTION 10: REGULATORY AUDITS AND INSPECTIONS

10.1Quality System Audi _ COMPANY shall have the right to conduct quality audits on Business Partners quality system on an annual or as required basis. Business Partner will provide COMPANY reasonable access upon a minimum of 10 business days notice to inspect, review and audit the facilities where the Business Partner Product(s) is designed, tested, handled, stored, distributed, and/or manufactured to determine if the Business Partner Product(s) is designed, tested, handled, stored, distributed and/or manufactured in accordance with Applicable Laws and this Agreement.

10.2Corrective Actions. Both parties will collaborate to determine the appropriate corrective actions and completion timelines for addressing audits findings resulting from a Quality System Audit. Business Partner will resolve all audit findings within the agreed upon timelines.

10.3Regulatory Agency Inquiries. If any regulatory body with authority over medical devices provides written notice to either party to inquire about or investigate any Product, the party notified shall use its best efforts to give notice thereof to the other party within one working day of receipt of such contact from any regulatory agency or within the term required by such notice.

10.4Notification of Audit or Inspection. Business Partner will promptly notify COMPANY when any audit by any regulatory agency of its facilities pertaining to the Business Partner Product{s) is expected and/or underway, and will provide COMPANY with copies of all regulatory notifications immediately on receipt by Business Partner.

SECTION 11: RECORD PRODUCTION AND RETENTION

11.1Generally. Each party will create, maintain and retain documents and records for the activities for which they are responsible under this Agreement in compliance with applicable regulatory requirements.

11.2Business Partner will maintain the DMR and will document the location of the original, and reproductions of, all documents that comprise the DMR for the Business Partner Product(s) and will provide COMPANY with access to relevant sections of the DMR needed to manufacture, install and service the Business Partner's Product(s).

11.3COMPANY will create and maintain records that demonstrate that the Business Partner's Product(s) was manufactured, installed and serviced in accordance with the DMR provided.

11.4All Records and other documents required to be maintained pursuant to the Agreement will be the sole property of the party maintaining these records.

11.5Records and other documents required to be maintained pursuant to this Agreement will be available at reasonable times for inspection, examination and copying by or on behalf of COMPANY, or for inspection by third parties, including any regulatory body with authority over the Business Partners Product(s), for so long as any of them are in Business Partner's possession.

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11.6Upon COMPANY's request, Business Partner will provide COMPANY with copies of records and other documents required to be maintained pursuant to this Agreement within 48 hours, and a hard copy, if requested, within 7 days.

SECTION 12: COMPLIANCE HISTORY

Upon request, Business Partner will provide COMPANY with a review of Business Partner's regulatory compliance history, which will include: (i) any observations or findings from inspections conducted by any regulatory body with authority over the Business Partners Product(s) within the last five years, and (ii) any related correspondence between the Business Partner and the associated regulatory body within the last five years.

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EXHIBIT F

JOINT MARKETING, TRAINING, AND CHANNEL MANAGEMENT

SECTION 1: JOINT MARKETING

1.1	Trade Show Attendance. At COMPANY's written request from a Senior Product Manager or higher, from time to time, Business Partner may attend and participate with COMPANY at vendor fairs and healthcare industry trade shows, seminars and user group events, and other similar industry and user events. ff, at COMPANY's written request and on COMPANY's behalf, Business Partner attends and participates in any of these events, then COMPANY will reimburse Business Partner in accordance with COMPANY's then-current travel policy for any reasonable and customary travel and lodging expenses incurred by Business Partner to attend these events. Business Partner will furnish COMPANY with receipts and other documentation for any event expenses for which Business Partner requests reimbursement. A copy of COMPANY's travel policy as of the Effective Date is incorporated as Exhibit H to this Agreement.

1.2Demonstrations. At COMPANY's written request, Business Partner may assist COMPANY in demonstrating the Interfaced Product to prospective Customers and participating in sales presentations with COMPANY. To the extent, at COMPANY's written request from a Senior Product Manager or higher and on COMPANY's behalf, Business Partner attends any of these events, then COMPANY will reimburse Business Partner in accordance with COMPANY's then-current travel policy for any reasonable and customary travel and lodging expenses Incurred by Business Partner to attend these events A copy of COMPANY's travel policy as of the Effective Date is incorporated as Exhibit H to this Agreement.

1.3Marketing Collateral. The parties may, upon mutual agreement, work jointly to develop marketing collateral to support COMPANY's efforts to market the Interfaced Product. Marketing collateral may include materials that are suitable for COMPANY's general sales and marketing publications. Business Partner will provide final review of the marketing collateral relevant to the Business Partner's Product(s) to ensure no misbranding and false or misleading advertising claims with all applicable regulatory requirements.

1.4Web Page References. The parties may, upon mutual agreement, establish links from a page on each party's web site to a page on the other party's web site. The content, format and placement of web site links will be as mutually agreed to by the parties.

1.5RFP Responses. COMPANY, acting reasonably and where appropriate (as determined in COMPANY's sole discretion), will recommend the Interfaced Product to its Customers as part of COMPANY's response to requests for proposals issued by its Customers (each, a "RFP"), provided, that Business Partner reasonably cooperates with and assists COMPANY to prepare a response: (i) to ensure the accuracy of any information regarding the Business Partner Software included in the response; (ii) to enable COMPANY to develop and update certain standard information required to support these responses; and (iii) to support COMPANY's RFP specialists to revise and clarify these responses, to the extent required by COMPANY's Customers.

SECTION 2: TRAINING

2.1Business Partner will provide COMPANY, at no additional charge, with training regarding the sale, demonstration, use, operation and support of the Business Partner Software, as reasonably necessary and requested by COMPANY, but, in any event. not to exceed forty (40) hours per calendar year. All training will be conducted by qualified personnel at the facilities and at times mutually agreed to by the parties. Unless otherwise expressly agreed to in writing by the parties, each party will be solely responsible for all travel and living expenses incurred by each party in connection with conducting or receiving the training.

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SECTION 3. CHANNEL MANAGEMENT

3.1	Customers and Prospects Definitions:

3.1.1

"COMPANY Customers" means hospitals or imaging centers who have purchased COMPANY Imaging and Workflow Solutions ("COMPANY IWS") and which such COMPANY IWS are currently installed at those customer locations.

3.1.2	"COMPANY Enterprise Customers" means multi-site networks of hospitals or imaging centers that utilize COMPANY IWS to manage at least 50% of their annual imaging case volume.

3.1.3	"Other Customers• means all other sales prospects who are not Customers or COMPANY Enterprise Customers.

3.2	Non-Interference. Both parties agree to collaborate in order to quickly resolve conflicts over acquisition and ownership of customers and sales prospects.

3.2.1

During the Term of this Agreement, Business Partner shall not attempt to independently market its products to COMPANY Customers or COMPANY Enterprise Customers, and shall instead refer COMPANY Customers or COMPANY Enterprise Customers to COMPANY. During the Term of this Agreement, Business Partner will not: solicit business from or offer to enter into any agreement or business relationship with a COMPANY Customer or COMPANY Enterprise Customer to deliver products or services substantially similar to those provided under this Agreement to COMPANY ("Subject Services")•, nor enter into any agreement with or accept any business from a COMPANY Customer or COMPANY Enterprise Customer for the Subject Services, except where:

(a)Business Partner is, as of the Effective Date of this Agreement, providing or has entered into a valid written agreement to provide the Subject Services to a COMPANY Customer; or

(b)COMPANY elects not to bid to provide the Subject Services for a COMPANY Customer or COMPANY Enterprise Customer; or

(c)COMPANY consents in writing to Business Partner providing the Subject Services to a COMPANY Customer or COMPANY Enterprise Customer; or

(d)The COMPANY Customer or COMPANY Enterprise Customer issues written notice to the Business Partner advising that it does not wish to purchase Business Partner Products from COMPANY.

3.2.2

With respect to categories Section 3.2.1 (b) and (c) above, COMPANY and Business Partner shall first confer with each other before Business Partner accepts the business from or enters into a binding agreement with the COMPANY Customer or COMPANY Enterprise Customer for the Subject Services.

3.2.3

Other Customers shall be considered a prospect of the party that engaged the prospect on the earliest date as shown through reasonable documentary evidence, or as otherwise mutually agreed upon by the parties in writing.

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3.3

If COMPANY provides notice to Business Partner pursuant to Section 5.3 of the Agreement. then all customers including COMPANY Customers and COMPANY Enterprise Customers will be considered to be Other Customers that Business Partner may market its products for the purpose of this Section 3 Channel Management

3.4

No Restriction of Channel Sales Business. Nothing herein this Section 3 shall be construed to prevent or restrict the sales and marketing activities of any Business Partner appointed reseller, distributor or customer including COMPANY.

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EXHIBIT G

TRADEMARK LICENSE

SECTION 1: DEFINITIONS

"Business Partner Mark(sr will mean those proprietary trademarks and/or service marks held by Business Partner that are associated with the Business Partner Products or Documentation intended for use and/or resale by COMPANY pursuant to the Agreement.

SECTION 2: LICENSE

2.1Business Partner grants to COMPANY a non-exclusive, non-transferable (except as set forth in the Agreement), royalty-free, Territory-wide right and license to use and display the Business Partner Marks in connection with COMPANY's activities in connection with the Agreement, during the Term. COMPANY agrees to use the Business Partner Marks in accordance with Business Partner's trademark usage guidelines and COMPANY is required to display Business Partner Marks on any Interfaced Product or related marketing collateral.

2.2COMPANY acknowledges and recognizes Business Partner's exclusive ownership of the Business Partner Marks, and agrees that its use of the Business Partner Marks and all goodwill associated with the Business Partner Marks inures to the benefit of Business Partner. COMPANY agrees not to contest or assist anyone in contesting at any time during the Term of the Agreement, in any manner, the validity of any Business Partner Marks or their registration(s). COMPANY will not take any actions that will adversely affect Business Partner's rights in the Business Partner Marks.

2.3If COMPANY uses any Business Partner Mark, COMPANY agrees to use the Business Partner Mark in accordance with Business Partner's published trademark usage guidelines, a copy of which will be delivered to COMPANY promptly following signature of this Agreement.

2.4COMPANY further agrees that nothing in this Exhibit will grant it any right, title, or Interest in the Business Partner Marl<s except for rights granted under the explicit license herein.

SECTION 3: WARRANTY

3.1The Business Partner Marks and the use and distribution thereof by COMPANY do not to the best of Business Partner's knowledge after having conducted reasonable due diligence, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party.

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EXHIBIT H

COMPANY TRAVEL POLICY, PROCEDURES, AND EXPENSE REIMBURSEMENT GUIDELINES

1.	Travel Arrangements.

1.1.Approval. Business Partner and• its employees, contractors and agents (MBusiness Partner Representative(s)") must obtain travel authorization from COMPANY before making travel arrangements (authorization is required for any airline, lodging or rental car booking).

1.2.Air Travel. COMPANY will reimburse all domestic U.S. business air travel as long as such travel is at the lowest cost available airfare, short of endangering the reason for the trip or COMPANY's business needs. The lowest airfare available, regardless of penalties or restriction, must be utilized by anyone traveling at the expense of COMPANY. Business Partner Representative(s) must book reservations at least 14 days In advance provided that COMPANY request for travel is provided with sufficient notice.

1.3.Lodging. COMPANY will pay only actual room rental costs supported by the hotel bill for each day that lodging away from home is required for Business Partner to perform the Services in accordance with this Agreement. Hereafter, the standard hotel will be Marriott Courtyard-type lodging for all business-related travel. Hotel "no-show- charges are not reimbursable unless it can be shown that the situation was beyond the traveler's control and specifically approved by COMPANY.

1.4.Car Rentals. COMPANY will reimburse car rentals only when other means of transportation are unavailable, more costly, or impractical. The use of a rental car must be justified as a business need to perform the Services set forth in this Agreement and not as a matter of personal convenience. The use of intermediate or full-size cars is acceptable only when two or more Business Partner Representatives are traveling together and sharing the rental car, or when it is necessary to have a larger vehicle for carrying equipment.

1.5.Other Transportation.

1.5.1Personal Car. COMPANY prefers travel through use of public transportation, but the automobile of Business Partner's Representative(s) may be used when other transportation is unavailable or economy can be realized. COMPANY will reimburse Business Partner's Representative(s) at the maximum rate set annually according to tax guidelines. This rate covers auto costs including gasoline, repairs, and insurance, but it does not cover parking and tolls. Business Partner's Representative(s) may not expense the mileage for their normal commute to and from their office, or temporary work place, if located in the same city in which said Representative(s) resides. Any and all claims related to an automobile accident involving Business Partner's Representative(s) using their personal automobile for COMPANY business are the responsibility of the Business Partner Representative, not COMPANY. Business Partner's Representative(s) will not be reimbursed for either towing charges or fines from traffic or parking violations•incurred while driving on COMPANY business.

1.5.2Taxis and other Out of Town Transportation. The cost of a taxi to and from places of business, hotels, or airports in connection with Business Partner's performance of the Services set forth in this Agreement is reimbursable. Use of taxis is authorized only when more economical services (hotel vans, shuttles, etc.) are not available. Business Partner Representatives are encouraged to utilize public transportation whenever feasible. Limousine use is not authorized unless the use of a taxi would not be a savings. A maximum of 15% ,s allowed for tipping taxi and limo drivers. Receipts are required for all transportation expenses.

1.5Parking/Tolls. Charges for tolls and parking are reimbursable when such charges are incurred for Business Partner's performance of the Services set forth in this Agreement. When parking at

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the airport, Business Partner's Representative(s) should make every effort to utilize lots with the lowest parking rates possible.

2.	Meals.

will reimburse Business Partner's Representative(s) for meal expenses (breakfast, lunch, and dinner) actually incurred, providing such expenses are reasonable. appropriate and business related AND provided they do not exceed the specified daily spend limit for the business destination city or location for that day of the trip. If the Business Partner Representative(s) travel to more than one location in a day, the highest tier applicable to any city where COMPANY business is conducted by the Business Partner Representative(s) in that trip will apply to the entire day. The spend limits include tax and tipping {for establishments that allow tipping, COMPANY recommends a maximum of 20% of the total bill).

If spend limits are exceeded, Business Partner is responsible for the amount over the spend limit unless expenditure is approved as an exception by the COMPANY Project Leader.

Travel and Expense Meal Spend Limits

Daily Meal Spend Limit:

•	Tier 1 Consultant Meals - $xx PER DAY, All locations-not Tier 2 or Tier 3
•	Tier 2 Consultant Meals -$ PxxER DAY, Select cities listed below only.
•	Tier 3 Consultant Meals - No meal cap. Reasonable and appropriate meal expenses are reimbursable all International locations. All locations in Hawaii. All locations in Alaska.

Tier 2 Select Cities List

Note that the Destination is the actual city where you are required to be to conduct COMPANY business. Where a city is specified, the location is deemed to be the area within the city limits only and not the metro area.

If you travel to more than one city in a day to conduct COMPANY business, the highest spend limit for the day applies to the entire day.

City	State	City	State
Austin	TX	St Paul	MN
Baltimore	MD	New Orleans	LA
Boston	MA	New York	NY
Chicago	IL	Phoenix	AZ
Dallas	TX	San Diego	CA
Houston	TX	San Francisco	CA
Las Vegas	NV	Scottsdale	AZ
Los Angeles	CA	Seattle	WA
Minneapolis	MN	Washington	D.C.

3.	Other Reimbursable Expenses.
3.1.	Telephone Expenses.

3.1.1.Business. COMPANY will pay charges for local and long distance business calls made outside a Business Partner office, provided the calls are supported by a listing, hotel bill, or telephone bill.

3.1.2.Personal. COMPANY will pay charges for personal long distance calls when the Business Partner Representative(s) is away from home for business reasons. These should be limited to one ten-minute call a day.

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3.2.Laundry Expenses. COMPANY will pay for reasonable laundry or dry cleaning charges for Business Partner's Representative(s) who are traveling out of town and will be out of town performing the Services set forth in this Agreement for five nights or more. In such situations, the Business Partner Representative{s) manager determines the fair and reasonable nature and amount of reimbursable business expenditure.

3.3.Tips and Gratuities. COMPANY will pay for reasonable tipping and gratuities:

.. up to 20% of the total restaurant bill

.. $1 per bag porterage

* up to 15% of the total cab fare

3.4.In-Town Expenses. When traveling within his/her headquarters city, Business Partner's Representative(s) may expense charges for local transportation if required for business purposes and when authorized. Whenever public transportation is not used, claims for taxis, private limousines, and personal car mileage should be separated, claimed. and explained, showing the purpose of the trip and the itinerary.

4.	Receipt Requirements

Travel expenses incurred by Business Partner must have receipts attached to the reimbursement request for the following types of expenses but not limited to:

•	Lodging/Hotel folio
•	Entertainment expenses of $100 or greater
•	Rental Car
•	Registrations/Seminars/Training
•	International expenses of $25 or greater
•	Expenses as described in the Miscellaneous section of $25 or greater
•	Out of pocket expenses equaling $25 or greater. excluding mileage
•	Other travel expenses as determined by each business unit

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EXHIBIT I

BEAM NETWORK and BEAM SOFTWARE Terms of Use

1.Service. OneMedNet provides a service called "BEAM Network" that enables healthcare providers to exchange medical studies and information securely across the Internet using software called the •BEAM Software" ("Service''). The Service is offered directly from OneMedNet and through OneMedNet's resellers ("Resellers"). The following terms are binding on each user of OneMedNet's BEAM Service.

2.No Amendment to Written Agreement. This Notice does not amend the terms of any written agreement to which you or your employer have manifested assent with OneMedNet.

3.Authority. If you are not the intended health care provider participating in a medical study exchange or a member of such provider's staff with authority to accept these Terms of Use, you are not authorized to use the Service and do not use this Service.

4.HIPAA/PIP. In the United States, Patient studies and information provided through OneMedNet's Service are "Protected Health Information" as defined in 45 C.F.R. § 160.103 and

164.501 and are subject to the legal requirements of HIPAA and the HITECH Act. ln Canada, patient studies and information provided through OneMedNet's Service are "Personal Information" in accordance with Applicable Privacy Laws. "Applicable Privacy Laws" shall mean

(1) the federal Personal Information Protection and Electronic Documents Act (PIPEDA), the provincial Personal Information Protection Acts in place in Alberta and British Columbia as well as An Act respecting the protection of personal information in the private sector (Quebec),

(ii)the E-Health (Personal Health Information Access and Protection of Privacy)Act in British Columbia, the Health Information Act in Alberta, the Personal Health Information Act in Manitoba, the Personal Health Information Protection Act, 2004 in Ontario, the Personal Health Information Privacy and Access Act in New Brunswick, the Personal Health Information Act in Newfoundland and Labrador, and the Personal Health Information Act in Nova Scotia

(iii)	the Canada Anti-Spam Act Legislation (CASL).

You are also responsible for abiding by the foregoing legal requirements and all other applicable local, state, national and foreign laws, treaties and regulations in connection with your use of the Service, including those related to data privacy, international communications and the transmission of technical or personal data. In the event that the Service ls purchased through a Reseller, the provisions of your employer's HIPAA business associate agreement ("BAA") or Personal Information Protection Agreement ("PIP") with that Reseller will govern the Service provided that a copy of that agreement is delivered to OneMedNet within 90 days after the commencement of the Service; otherwise the provisions of OneMedNet's standard BAA or PIP as available on the OneMedNet website will apply. In the event that the Service is purchased direct from OneMedNet, then the BAA and/or PIP made directly with OneMedNet will govern the Services; provided, however, that the BAA and/or PIP is completed within 90 days after the commencement of the Service, otherwise the provisions of OneMedNet's standard BAA and/or PIP as available on the OneMedNet website will apply.

5.Access. Access to the Service and to OneMedNet servers, hardware, software and content is provided to you solely for the purpose of exchanging medical studies and information in conjunction with the provision of healthcare services for the current term of the agreement. OneMedNet reserves all rights not granted herein. You may not license, sublicense, sell, resell, transfer, assign, distribute or otherwise commercially exploit or make available to any third party the Service. Your user ID and password uniquely identify you and you cannot allow others to use user ID and password. You must safeguard your password. You must lock your computer or logout of the Service when leaving your computer

PROPRIETARY AND CONFIDENTIAL	Page 50 of 56

unattended. OneMedNet reserves the right to terminate your access to the Service at any time.

6.Medical Judgment. Healthcare practitioners should use their professional judgment in using the study and information transmitted through the Service.

7.Disclaimer of Warranties. THE SERVICE IS PROVIDED ON AN "AS IS" BASIS. EXCEPT FOR WARRANTIES WHICH MAY NOT BE DISCLAIMED AS A MATTER OF LAW, ONEMEDNET AND ITS RESELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OR NATURE OF THE CONTENT OF THE SERVICE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ONEMEDNET AND ITS RESELLERS SHALL NOT BE RESPONSIBLE FOR ANY ERRORS OR OMISSIONS REGARDING CONTENT DELIVERED THROUGH THE SERVICE OR ANY DELAYS IN OR INTERRUPTIONS OF SUCH DELIVERY.

8.Limitation of Liability. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL ONEMEDNET AND ITS RESELLERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, INCLUDING DAMAGES FOR PERSONAL LIABILITY, LOSS OF PROFITS, LOSS OF BUSINESS, OR DOWN TIME, EVEN IF ONEMEDNET OR ITS RESELLERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE INFORMATION CONTAINED WITHIN THE SERVICE IS INTENDED FOR USE ONLY BY PHYSICIANS AND 0TH R HEALTHCARE PROFESSIONALS WHO SHOULD RELY ON THEIR CLINICAL DISCRETION AND JUDGMENT IN DIAGNOSIS AND TREATMENT. AS BETWEEN THE HEALTHCARE PROVIDER AND ONEMEDNET AND ITS RESELLERS, ONEMEDNET AND ITS RESELLERS ASSUME NO RESPONSIBILITY FOR INSURING THE APPROPRIATENESS OF USING AND RELYING UPON THE INFORMATION IN VIEW OF ALL ATTENDANT CIRCUMSTANCES, INDICATIONS, AND CONTRAINDICATIONS.

9.Liability of OneMedNet to Healthcare Providers. OneMedNet and its Resellers shall have no liability to you or any third party in connection with the Service.

10.Monitor and Notification. OneMedNet has the right to monitor and audit your use of the Service. You must notify us immediately In the event you discover any unauthorized or unethical use of the Service or any breach of these Terms of Use, and you will cooperate fully with us with respect to any investigation, audit or other compliance activity.

11.Other. OneMedNet reserves the right to make changes to these terms at any time. The current Terms of Use can be found at www.onemednet.com/beamtermsofuse. Thereafter, use of the Service shall be in accordance with the Terms of Use as modified and/or amended. If you have any questions, please contact us at

OneMedNet Corporation

3774 LaVista Road, Suite 200,

Tucker, GA 30084, USA

Email: info@onemednet.com

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Empowering Healthcare

EXHIBIT J

PRODUCT, SOFTWARE, AND SUBSCRIPTION SERVICE SCHEDULE

Agreement Date:	May 21, 2015
Product Schedule Number:
Business Partner Name:	OneMedNet Corporation
Business Partner Product Name:	BEAM Software and documentation for the BEAM Software and Subscription Service

This Product, Software and Subscription Service Schedule ("Product Schedule") contains the terms and conditions governing the license of the Business Partner Product referenced herein in addition to those set forth in the Agreement. All capitalized terms used herein not otherwise defined will have the meanings given in the Agreement. The terms of this Product Schedule apply to any Business Partner Products licensed by COMPANY's Customers in accessing Business Partner's proprietary and hosted transmission network.

SECTION 1: DEFINITIONS

1.1Business Partner Product means the Business Partner's BEAM Software (defined below) in conjunction with the related Subscription Service (see definition in Section 4 below), which is used to transfer medical data/images from one user to another user through the BEAM Network.

1.2"SaaS" or software as a service means the provision of access to the Business Partner's BEAM Network via a web-centric interface where the same instance of Business Partner Software is made available to all Customers in a multi-tenant architecture and where the Business Partner Software is used by many tenants with each tenant having many users.

SECTION 2: LICENSES & RESTRICTIONS

2.1Client Server-Based License. COMPANY and its appointed Resellers will utilize the licenses granted under Section 3.1 of the Agreement to provide its Customers with the Business Partner Software to be installed on the Customers' servers, which may be used in a client-server architecture, which Customers may deliver to Customers' users through a web-client infrastructure.

2.2Restrictions. Except as specifically authorized in the Agreement, in this Product Schedule or in another Product Schedule applicable to the Business Partner Software, COMPANY will not authorize Its Customers or any COMPANY appointed Resellers to: (a) modify, adapt, alter, translate, or create derivative works from the Business Partner Software; (b) merge the Business Partner Software with any other software, products or services; (c) resell, re-distribute, lease, rent, loan, disclose or otherwise transfer the Business Partner Software or any other associated products and services to any third party; (d) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source or object code of the Business Partner Software; (e) use the Business Partner Software to provide any facility management, service bureau or similar services to third parties; or (f) otherwise use or copy the Business Partner Software except as expressly allowed under the Agreement, this Product Schedule, and in any other Product Schedule applicable to the Business Partner Software.

SECTION 3: DELIVERY

3.1Working URL. Following the signature of this Agreement by both parties, Business Partner will make available a working URL (the "Site") to access the BEAM Network (See Section 4

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below). Access to the BEAM Network is accomplished by use of the most recent version of the Business Partner Software {"BEAM Software•) and Documentation.

3.2Delivery of BEAM Software. Following the signature of this Agreement, Business Partner will deliver without charge a full and complete copy of the BEAM Software and its Documentation to COMPANY {unless COMPANY specifies a different available version), and will deliver Updates on the same terms and conditions promptly during the Term.

SECTION 4: BEAM SUBSCRIPTION SERVICE

4.The Business Partner operates the BEAM Network, which is enabled by the BEAM Software.

4.2Customers have no obligation to actively use the BEAM Software but they will be entitled to subscribe to the Subscription Service and then activate {"Activation") use of the BEAM Network, pursuant to the terms and conditions of a Customer Agreement, and the BEAM Terms of Use on Exhibit I.

4.3Activation of a Subscription Service for a Customer shall be initiated by completion and execution of a purchase order form or similar authorizing document (a "Purchase Order Form") issued by COMPANY to the Business Partner. Receipt of the Purchase Order Form shall be deemed notification by COMPANY to the Business Partner of a contracted Subscription Service between COMPANY and the Customer pending confirmation by the Business Partner pursuant to Section 4.7.

4.4Upon COMPANY notification of contracted Subscription Service, the Business Partner will, in the normal course and subject to the provisions of Section 4.7, enable BEAM Software to allow a licensed Customer to sign onto the BEAM Network. Subscription Services are solely for the Customer named on the Purchase Order Form and Subscription Services cannot be shared, pooled, assigned, or otherwise used by more than one Customer.

4.5Subscription to the BEAM Network by a Customer ("Subscriber") will be governed by the BEAM NETWORK and BEAM SOFTWARE Terms of Use that COMPANY will incorporate into Customer Agreement along with the licensing requirements specified in Section 3.5.

4.6COMPANY as a reseller of the Subscription Service will provide Level 1 service to support Subscribers. and the Business Partner will provide Level 2 and Level 3 service. The terms and conditions regarding Support are set forth in Exhibit B.

4.7The Business Partner shall have the sole responsibility for authorizing Customer to access the BEAM Network and the ability, at its sole discretion, to suspend, block, or discontinue service to a particular Customer for good reason that may include but not be limited to payment default, breach or termination of license by COMPANY or where a Customer's use of the Network raises demonstrable privacy or security concerns. In the event the Business Partner suspends, blocks, or discontinues service to a Customer, the Business Partner shall immediately notify COMPANY and the Customer of the reason for the suspension or discontinuation, and work with COMPANY and Customer on a plan for resumption of service as promptly as possible. The Business Partner may also propose the termination of service to Customers, and COMPANY and the Business Partner shall mutually consider and approve as appropriate any such requests in good faith.

4.8Subscribers in the BEAM Network will be entitled to send or receive medical data via the BEAM Network, in accordance with the terms and conditions of this Agreement.

4.9As part of the Subscription Service, Business Partner may provide at no charge to COMPANY, enhancements to the BEAM Software, such as certain limited improvements to existing and/or new functionality of the BEAM Software as Business Partner may choose to provide at its sole discretion.

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4.10  All medical data records are owned by the Customer. The Business Partner may access the account of a Customer, including Customer's medical data, as permitted by the Customer and solely to deliver services or respond to technical issues. In the course of rendering any such services to Customer, the parties shall at all times comply with the terms and conditions of this Agreement regarding data privacy and confidentiality including the Business Associate Addendum attached hereto as Exhibit C1 and the Personal Information Protection Agreement as Exhibit C2.

4.11In promoting and marketing Licensed Product and selling of Subscription Service, COMPANY, assumes the following responsibilities. COMPANY will contractually require, and will ensure that COMPANY and its resell rs will:

(a)Act In the capacity of an independent contractor and not an agent of the Business Partner for any purpose whatsoever.

(b)Maintain a trained and capable sales, implementation and support organization sufficient to market, deploy and to provide Level 1 support for the Business Partner Products to assure Customer satisfaction.

(c)Provide sufficient materials and advertising to reasonably promote the Business Partner Products.

(d)Install the Business Partner Software on Customer's server or virtual machine, set up connectivity, and provide Customer with Level 1 support.

4.12COMPANY's above responsibilities in Section 4.12 above are subject to Business Partner assuming the following responsibilities:

(a)Business Partner will connect and configure the Business Partner Software and train the Customer.

(b)	Business Partner assists in providing COMPANY content development for brochures.

SECTION 5: COVENANTS

5.1Notice of Intent to Cease Development and Marketing. Prior to an announcement by Business Partner of its intent to cease development or marketing of Business Partner Products, Business Partner will give COMPANY one (1) year Notice. This Notice is intended to allow COMPANY adequate time to plan for Customer migration or replacement of the Business Partner Products based on the Business Partner announcement.

SECTION 6: WARRANTIES

6.1Business Partner Product Warranties. In addition to the representations and warranties set forth in the Terms and Conditions, Business Partner represents and warrants as follows to COMPANY:

6.1.1the Business Partner Software, including all Updates, will have the features and functions, and will perform as described in the Documentation;

6.1.2the Business Partner Software has been audited and tested in accordance with Business Partner's internal quality control processes and will be free from any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or otherwise cause the Interfaced Product to become inoperable or incapable of being used in accordance with the Integrated Documentation;

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6.1.3that the Business Partner Software to the best of Business Partner's knowledge after having conducted reasonable due diligence: (i) does not contain or incorporate any Publicly Available Software and no Publicly Available Software was used in whole or in part in the development of any of the Business Partner Software in a manner that may subject the Interfaced Product or the COMPANY Product, in whole or in part, to all or part of the license obligations of any Publicly Available Software, and (ii) the Business Partner Software contains no third-party software that would require COMPANY to agree to any terms and conditions in addition to those set forth in this Agreement or to pay any amounts to any third parties; and

6.1.4the Business Partner Software will meet and comply with all applicable laws, statutes, and regulations in the Territory.

6.1.5Business Partner will ensure that the Subscription Service performs in accordance with the Documentation.

6.2Warranty Disclaimers. IN ADDITION TO THE DISCLAIMERS SET FORTH IN TH AGREEMENT, BUSINESS PARTNER EXPRESSLY DISCLAIMS ANY WARRANTY THAT TH BUSINESS PARTNER SOFTWARE WILL OPERATE UNINTERRUPTED OR WITHOUT ERRORS.

6.3Additional Remedies for Breach of Warranty. In addition to any other remedy available at law or in equity to COMPANY in the event of breach of warranty, if the Business Partner Software fails to conform to the warranties set forth in Sections 6.1.1, 6.1.2 and 6.1.4 above, then Business Partner will promptly and continuously provide software support in accordance with the terms of the Agreement to cause the Business Partner Software to perform as warranted.  In addition to any other remedy available at law or in equity to COMPANY in the event of breach of warranty, if the Business Partner Software is found to contain any Publicly Available Software in breach of the warranty in Section 6.1.3, Business Partner will be liable to COMPANY for any costs incurred by COMPANY in obtaining a replacement of the Business Partner Software to avoid inclusion of the Publicly Available Software as well as any costs incurred in any required development hours spent by COMPANY in developing new interfaces or integration of the replacement software.

SECTION 7: CERTAIN REMEDIES

7.1Remedies.Without limiting Business Partner's indemnity obligations under the Agreement, if the exercise by COMPANY of any rights granted to COMPANY under this Agreement with respect to any Business Partner Software is enjoined, or In Business Partner's opinion is likely to be enjoined, then at Business Partner's option and sole expense, Business Partner will: (a) procure a license for COMPANY to continue to exercise all rights granted under this Agreement with respect to the Business Partner Software; or (b) modify the Business Partner Software to avoid the claim, without materially impairing the performance of the Business Partner Software or the compliance of the Business Partner Software with the applicable Documentation. If Business Partner is unable to achieve either of the foregoing remedies after using its commercially reasonable efforts, then Business Partner will promptly refund to COMPANY all Fees and any other amounts paid by COMPANY to Business Partner for the Business Partner Software and for any other Business Partner Software reasonably rendered ineffective as the result of the claim.

SECTION 8: TERMINATION

8.1Obligations Upon Termination. Upon termination of the Agreement or the termination or expiration of this Product Schedule, and subject to the payment of all applicable Fees (including any increases):

8.1.1COMPANY may retain the Business Partner Software and other Confidential Information provided by Business Partner during the Term of this Product Schedule), solely for the purpose of continuing to exercise the rights granted to COMPANY under the Agreement and this Product Schedule, and only to the extent necessary to perform COMPANY's obligations under

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any Customer Agreements in force on the date of expiration or termination, and only until the time as the last Customer Agreement expires or terminates; and

8.1.2Business Partner will continue to perform all applicable warranty and maintenance and technical support services and other obligations regarding the Business Partner Software in accordance with the provisions of this Agreement, as reasonably necessary to enable COMPANY to perform its obligations under any Customer Agreements in force on the date of expiration or termination of the Agreement, solely until the time as the last Customer Agreement expires or terminates.

8.1.3expiration of their then-current term(s).

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